                                                                     EXHIBIT 4.1




--------------------------------------------------------------------------------




                           QUALITY DISTRIBUTION, LLC,

                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,

                                 AS GUARANTORS,

                                       AND

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                               ------------------

                                    INDENTURE

                            DATED AS OF MAY 30, 2002

               12-1/2% SENIOR SUBORDINATED SECURED NOTES DUE 2008




--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1)................................................             7.10
   (a)(2)................................................             7.10
   (a)(3)................................................             N.A.
   (a)(4)................................................             N.A.
   (a)(5)................................................          7.8; 7.10
   (b)...................................................       7.8; 7.10; 13.2
   (c)...................................................             N.A.
311(a)...................................................             7.11
   (b)...................................................             7.11
   (c)...................................................             N.A.
312(a)...................................................             2.5
   (b)...................................................             13.3
   (c)...................................................             13.3
313(a)...................................................             7.6
   (b)(1)................................................             7.6
   (b)(2)................................................             7.6
   (c)...................................................          7.6; 13.2
   (d)...................................................             7.6
314(a)...................................................       4.8; 4.10; 13.2
   (b)...................................................             14.4
   (c)(1)................................................       7.2; 13.4; 13.5
   (c)(2)................................................       7.2; 13.4; 13.5
   (c)(3)................................................             N.A.
   (d)...................................................             14.6
   (e)...................................................             13.5
   (f)...................................................             N.A.
315(a)...................................................            7.1(b)
   (b)...................................................             7.5
   (c)...................................................             7.1
   (d)...................................................         6.5; 7.1(c)
   (e)...................................................             6.11
316(a)(last sentence)....................................             2.9
   (a)(1)(A).............................................             6.5
   (a)(1)(B).............................................             6.4
   (a)(2)................................................             9.5
   (b)...................................................             6.7
   (c)...................................................             9.5
317(a)(1)................................................             6.8
   (a)(2)................................................             6.9
   (b)...................................................             2.4
318(a)...................................................             13.1

TIA Section                                                    Indenture Section
-----------                                                    -----------------
     (c).................................................             13.1

----------

N.A.  means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE .....................     1

1.1        DEFINITIONS ...................................................     1
1.2        INCORPORATION BY REFERENCE OF TIA .............................    29
1.3        RULES OF CONSTRUCTION .........................................    30

ARTICLE II THE SECURITIES ................................................    30

2.1        FORM AND DATING ...............................................    30
2.2        EXECUTION AND AUTHENTICATION ..................................    31
2.3        REGISTRAR AND PAYING AGENT ....................................    32
2.4        PAYING AGENT TO HOLD ASSETS IN TRUST ..........................    32
2.5        HOLDER LISTS ..................................................    33
2.6        TRANSFER AND EXCHANGE .........................................    33
2.7        REPLACEMENT SECURITIES ........................................    34
2.8        OUTSTANDING SECURITIES ........................................    35
2.9        TREASURY SECURITIES ...........................................    35
2.10       TEMPORARY SECURITIES ..........................................    35
2.11       CANCELLATION ..................................................    36
2.12       DEFAULTED INTEREST ............................................    36
2.13       CUSIP NUMBER ..................................................    36
2.14       RESTRICTIVE LEGENDS ...........................................    36
2.15       BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY .....................    38
2.16       SPECIAL TRANSFER PROVISIONS ...................................    40

ARTICLE III REDEMPTION ...................................................    41

3.1        NOTICES TO TRUSTEE ............................................    41
3.2        SELECTION OF SECURITIES TO BE REDEEMED ........................    42
3.3        NOTICE OF REDEMPTION ..........................................    42
3.4        EFFECT OF NOTICE OF REDEMPTION ................................    43
3.5        DEPOSIT OF REDEMPTION PRICE ...................................    43
3.6        SECURITIES REDEEMED IN PART ...................................    43

ARTICLE IV COVENANTS .....................................................    43

4.1        PAYMENT OF SECURITIES .........................................    43
4.2        MAINTENANCE OF OFFICE OR AGENCY ...............................    44
4.3        LIMITATION ON RESTRICTED PAYMENTS .............................    44
4.4        LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS ...........    48
4.5        CORPORATE EXISTENCE ...........................................    48
4.6        PAYMENT OF TAXES AND OTHER CLAIMS .............................    49
4.7        MAINTENANCE OF PROPERTIES AND INSURANCE .......................    49
4.8        COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT, ETC ................    49
4.9        COMPLIANCE WITH LAWS ..........................................    50
4.10       REPORTS TO HOLDERS ............................................    50
4.11       WAIVER OF STAY, EXTENSION OR USURY LAWS .......................    51
4.12       LIMITATIONS ON TRANSACTIONS WITH AFFILIATES ...................    51
4.13       LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
             AFFECTING SUBSIDIARIES ......................................    52
4.14       LIMITATION ON LIENS ...........................................    53
4.15       CHANGE OF CONTROL .............................................    54
4.16       LIMITATION ON ASSET SALES .....................................    56
4.17       PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT .........    59
4.18       ADDITIONAL SUBSIDIARY GUARANTEES ..............................    59

ARTICLE V SUCCESSOR CORPORATION ..........................................    60

5.1        MERGER, CONSOLIDATION AND SALE OF ASSETS ......................    60
5.2        SUCCESSOR CORPORATION SUBSTITUTED .............................    62

ARTICLE VI DEFAULT AND REMEDIES ..........................................    62

6.1        EVENTS OF DEFAULT .............................................    62
6.2        ACCELERATION ..................................................    64
6.3        OTHER REMEDIES ................................................    64
6.4        WAIVER OF PAST DEFAULTS .......................................    65
6.5        CONTROL BY MAJORITY ...........................................    65
6.6        LIMITATION ON SUITS ...........................................    65
6.7        RIGHTS OF HOLDERS TO RECEIVE PAYMENT ..........................    66
6.8        COLLECTION SUIT BY TRUSTEE ....................................    66
6.9        TRUSTEE MAY FILE PROOFS OF CLAIM ..............................    66
6.10       PRIORITIES ....................................................    67
6.11       UNDERTAKING FOR COSTS .........................................    67
6.12       ENFORCEMENT OF REMEDIES UNDER THE SECURITY DOCUMENTS ..........    67

ARTICLE VII TRUSTEE ......................................................    68

7.1        DUTIES OF TRUSTEE .............................................    68
7.2        RIGHTS OF TRUSTEE .............................................    69
7.3        INDIVIDUAL RIGHTS OF TRUSTEE ..................................    70
7.4        TRUSTEE'S DISCLAIMER ..........................................    70
7.5        NOTICE OF DEFAULT .............................................    70
7.6        REPORTS BY TRUSTEE TO HOLDERS .................................    71
7.7        COMPENSATION AND INDEMNITY ....................................    71
7.8        REPLACEMENT OF TRUSTEE ........................................    72
7.9        SUCCESSOR TRUSTEE BY MERGER, ETC ..............................    73
7.10       ELIGIBILITY; DISQUALIFICATION .................................    73
7.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY .............    73

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE ..........................    74

8.1        TERMINATION OF THE COMPANY'S OBLIGATIONS ......................    74
8.2        LEGAL DEFEASANCE AND COVENANT DEFEASANCE ......................    75
8.3        CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE .........    76
8.4        APPLICATION OF TRUST MONEY ....................................    77
8.5        REPAYMENT TO THE COMPANY ......................................    78
8.6        REINSTATEMENT .................................................    78

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS ...........................    78

9.1        WITHOUT CONSENT OF HOLDERS ....................................    78
9.2        WITH CONSENT OF HOLDERS .......................................    80
9.3        EFFECT ON SENIOR DEBT .........................................    81
9.4        COMPLIANCE WITH TIA ...........................................    81
9.5        REVOCATION AND EFFECT OF CONSENTS .............................    81
9.6        NOTATION ON OR EXCHANGE OF SECURITIES .........................    82
9.7        TRUSTEE TO SIGN AMENDMENTS, ETC ...............................    82

ARTICLE X SUBORDINATION OF SECURITIES ....................................    82

10.1       SECURITIES SUBORDINATED TO SENIOR DEBT ........................    82
10.2       SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT ..........    83
10.3       SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT
             ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY ....    84
10.4       PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION .....................    85
10.5       HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT ..    86
10.6       OBLIGATIONS OF COMPANY UNCONDITIONAL ..........................    86
10.7       NOTICE TO TRUSTEE .............................................    86

10.8       RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT     87
10.9       TRUSTEE'S RELATION TO SENIOR DEBT .............................    87
10.10      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
             COMPANY OR HOLDERS OF SENIOR DEBT ...........................    87
10.11      SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
             SUBORDINATION OF SECURITIES .................................    88
10.12      THIS ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT ...............    88
10.13      TRUSTEE'S COMPENSATION NOT PREJUDICED .........................    88

ARTICLE XI GUARANTEE OF SECURITIES .......................................    89

11.1       UNCONDITIONAL GUARANTEE .......................................    89
11.2       LIMITATIONS ON GUARANTEES .....................................    90
11.3       EXECUTION AND DELIVERY OF GUARANTEE ...........................    90
11.4       RELEASE OF A GUARANTOR ........................................    91
11.5       WAIVER OF SUBROGATION .........................................    92
11.6       IMMEDIATE PAYMENT .............................................    92
11.7       NO SET-OFF ....................................................    92
11.8       OBLIGATIONS ABSOLUTE ..........................................    92
11.9       OBLIGATIONS CONTINUING ........................................    93
11.10      OBLIGATIONS NOT REDUCED .......................................    93
11.11      OBLIGATIONS REINSTATED ........................................    93
11.12      OBLIGATIONS NOT AFFECTED ......................................    93
11.13      WAIVER ........................................................    95
11.14      NO OBLIGATION TO TAKE ACTION AGAINST COMPANY ..................    95
11.15      DEALING WITH THE COMPANY AND OTHERS ...........................    95
11.16      DEFAULT AND ENFORCEMENT .......................................    95
11.17      AMENDMENT, ETC ................................................    96
11.18      ACKNOWLEDGMENT ................................................    96
11.19      COSTS AND EXPENSES ............................................    96
11.20      NO MERGER OR WAIVER; CUMULATIVE REMEDIES ......................    96
11.21      SURVIVAL OF OBLIGATIONS .......................................    96
11.22      GUARANTEE IN ADDITION TO OTHER OBLIGATIONS ....................    97
11.23      SEVERABILITY ..................................................    97
11.24      SUCCESSORS AND ASSIGNS ........................................    97

ARTICLE XII SUBORDINATION OF GUARANTEE ...................................    97

12.1       GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR DEBT ...    97
12.2       SUSPENSION OF GUARANTEE OBLIGATIONS ...........................    98
12.3       GUARANTEE OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF ALL
             GUARANTOR SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR
             REORGANIZATION OF SUCH GUARANTOR ............................    98
12.4       PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION .....................    99
12.5       HOLDERS OF GUARANTEE OBLIGATIONS TO BE SUBROGATED TO RIGHTS
            OF HOLDERS OF GUARANTOR SENIOR DEBT ..........................   100
12.6       OBLIGATIONS OF GUARANTORS UNCONDITIONAL .......................   100
12.7       NOTICE TO TRUSTEE .............................................   100
12.8       RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT    101
12.9       TRUSTEE'S RELATION TO GUARANTOR SENIOR DEBT ...................   101
12.10      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
             GUARANTORS OR HOLDERS OF GUARANTOR SENIOR DEBT ..............   102
12.11      HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
             GUARANTEE OBLIGATIONS .......................................   102
12.12      THIS ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT .............   103
12.13      TRUSTEE'S COMPENSATION NOT PREJUDICED .........................   103

ARTICLE XIII MISCELLANEOUS ...............................................   103

13.1       TIA CONTROLS ..................................................   103
13.2       NOTICES .......................................................   103
13.3       COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS ..................   104

13.4       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT ............   104
13.5       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION .................   105
13.6       RULES BY TRUSTEE, PAYING AGENT, REGISTRAR .....................   105
13.7       LEGAL HOLIDAYS ................................................   105
13.8       GOVERNING LAW .................................................   105
13.9       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS .................   106
13.10      NO RECOURSE AGAINST OTHERS ....................................   106
13.11      SUCCESSORS ....................................................   106
13.12      DUPLICATE ORIGINALS ...........................................   106
13.13      SEVERABILITY ..................................................   106

ARTICLE XIV COLLATERAL AND SECURITY DOCUMENTS ............................   106

14.1       COLLATERAL AND SECURITY DOCUMENTS .............................   106
14.2       APPLICATION OF PROCEEDS OF COLLATERAL .........................   107
14.3       POSSESSION, USE AND RELEASE OF COLLATERAL .....................   107
14.4       OPINION OF COUNSEL ............................................   108
14.5       ADDITIONAL COLLATERAL .........................................   108
14.6       TRUST INDENTURE ACT REQUIREMENTS ..............................   109
14.7       SUITS TO PROTECT THE COLLATERAL ...............................   109
14.8       PURCHASER PROTECTED ...........................................   109
14.9       POWERS EXERCISABLE BY RECEIVER OR TRUSTEE .....................   109
14.10      RELEASE UPON TERMINATION OF COMPANY'S OBLIGATIONS .............   110

ARTICLE XV APPLICATION OF TRUST MONEYS ...................................   110

15.1       "TRUST MONEYS" DEFINED ........................................   110
15.2       RETIREMENT OF SECURITIES ......................................   111
15.3       POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT ...........   111
15.4       POWERS EXERCISABLE BY RECEIVER ................................   112
15.5       DISPOSITION OF SECURITIES RETIRED .............................   112
15.6       INVESTMENT OF TRUST MONEYS ....................................   112

Exhibit A     -     Form of Note
Exhibit B     -     Form of Exchange Note
Exhibit C     -     Form of Guarantee
Exhibit D     -     Form of Transfer Certificate for Non-QIB Accredited Investors
Exhibit E     -     Form of Transfer Certificate for Transfers Pursuant to Regulation S

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

                                             INDENTURE dated as of May 30, 2002
                                        among Quality Distribution, LLC, a
                                        Delaware limited liability company (the
                                        "Company"), as Issuer, each of the
                                        Guarantors named herein, as Guarantors,
                                        and The Bank of New York, a New York
                                        banking corporation, as Trustee (the
                                        "Trustee").

            The Company has duly authorized the creation of an issue of 12 1/2% Senior Subordinated Secured Notes due 2008 and, when and if issued as provided in the Registration Rights Agreement pursuant to an Exchange Offer (as such terms are defined herein), 12 1/2% Senior Subordinated Secured Notes due 2008, which shall have been registered under the Securities Act of 1933, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1   DEFINITIONS.

            "Acceleration Notice" has the meaning set forth in Section 6.2.

            "Accredited Investor" has the meaning set forth in Section 2.16(a)

            "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation unless such Indebtedness is incurred in connection with a tax- advantaged Asset Acquisition.

            "Additional Securities" has the meaning set forth in Exhibit A or Exhibit B, as applicable.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a

Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

            "Affiliate Transaction" has the meaning set forth in Section 4.12.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Agent Members" has the meaning set forth in Section 2.15(a).

            "Apollo" means Apollo Management, L.P. and its Affiliates.

            "Ares" means Ares Management, L.P. and its Affiliates.

            "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million, (ii) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company and its Restricted Subsidiaries, (iii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1, (iv) disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals or replacements of worn-out or obsolete equipment, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries, (v) the sale of accounts receivable pursuant to a Qualified Receivables Transaction, (vi) sales or grants of licenses to use the Company's or any of its Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology, (vii) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary, (viii) any Restricted Payment permitted under Section
4.3 or that constitutes a Permitted Investment and (ix) one or more Sale and Leaseback Transactions for which the Company or any Restricted Subsidiary of the Company receives aggregate consideration from all such Sale and Leaseback Transactions of less than $15.0 million.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors, board of managers or other similar governing body of such Person or any duly authorized committee thereof.

            "Board of Managers" means the board of managers of the Company.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and any refinancing thereof and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) U.S. dollars, and in the case of any Restricted Subsidiary of the Company organized under the laws of Canada or Mexico, Canadian dollars or Mexican pesos, and such local currencies held by them from time to time in the ordinary course of business; (ii) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Government or issued by any agency thereof and backed by the full faith and credit of such country, in each case maturing within one year from the date of acquisition thereof; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if S&P and Moody's cease to exist, any other nationally recognized statistical rating organization designated by the Board of Managers;
(iv) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or if S&P and Moody's cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Board of Managers; (v) time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign jurisdiction having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any bank meeting the qualifications specified in clause (v) above; (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (ii) through (vi) above; and (viii) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Managers of the Company over a two-year period from the managers who constituted the Board of Managers of the Company at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the Board of Managers of the Company then still in office who either were members of such Board of Managers at the beginning of such period or whose election as a member of such Board of Managers was previously so approved.

            "Change of Control Date" has the meaning set forth in Section
4.15(c).

            "Change of Control Offer" has the meaning set forth in Section 4.15(a).

            "Change of Control Payment Date" has the meaning set forth in
Section 4.15(a).

            "Collateral" means (a) all of the existing and future assets (whether now owned or hereafter arising or acquired) of the Company and the Guarantors that from time to time secure the Company's and the Guarantors' obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder, including, without limitation, all (i) receivables; (ii) contracts; (iii) inventory; (iv) cash and cash accounts; (v) equipment; (vi) intellectual property; (vii) insurance policies;
(viii) permits; (ix) tractor trailers; (x) material real property; (xi) commercial tort claims; (xii) chattel paper; (xiii) letter of credit rights;
(xiv) supporting obligations; (xv) general intangibles; and (xvi) proceeds and products from any and all of the foregoing; and (b) all other assets of the Company and the Guarantors that are from time to time subject to or are required to be subject to the Lien created by the Security

Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities; provided, however, that the term "Collateral" shall not include Excluded Collateral.

            "Collateral Agent" means Credit Suisse First Boston, as collateral agent under the Security Documents, until a successor replaces it in accordance with the provisions of the Security Documents and thereafter, shall mean such successor.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common equity, whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common equity.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

            "Consolidated Debt" means, on any date, the sum of (without duplication) (i) all Indebtedness of the Company and its Restricted Subsidiaries as would be required to be reflected on the liability side of a balance sheet of the Company in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Company and its Restricted Subsidiaries of the type described in clause (viii) of the definition of Indebtedness, (iii) the face amount of all letters of credit issued for the account of the Company and its Restricted Subsidiaries, and without duplication, all drafts drawn thereunder and (iv) all contingent Obligations of the Company and its Restricted Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other than the Company or any of its Restricted Subsidiaries) of the type referred to in preceding clauses (i), (ii) and (iii) of this definition; provided, however, that for purposes of this definition, (x) the amount of Indebtedness in respect of Interest Swap Obligations shall be at any time the unrealized net loss position, if any, of the Company and/or its Restricted Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (y) any outstanding Indebtedness permitted pursuant to clause (xv)(y) of the definition of Permitted Indebtedness and otherwise included as a component of Consolidated Debt pursuant to clause (i) above shall be excluded in making any determination of Consolidated Debt.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, as applicable.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio

(the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as shall be determined in good faith by a responsible financial or accounting officer of the Company) attributable to the assets which are the subject of any asset sale or other disposition or Asset Acquisition occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the cash interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (to the extent paid in cash), (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the cash interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period; it being understood that all interest on the Securities paid by the issuance of Additional Securities issued in lieu of cash interest on the Securities shall not be included in Consolidated Interest Expense.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded: (a) after-tax gains or losses from Asset Sales (without regard to the $1.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto, (b) after-tax non-recurring gains or losses or after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Senior Debt" means, on any date, (x) Consolidated Debt at such time less (y) all Indebtedness included in Consolidated Debt which by its terms is not Senior Debt (including, without limitation, the Obligations under the Securities and the Obligations under the guarantees of the QDI Inc. Subordinated Notes).

            "Convertible Subordinated Notes" means promissory notes issued by QDI Inc. to management of any Person acquired by QDI Inc. or any of its Restricted Subsidiaries after the Issue Date, which promissory notes (i) shall be convertible into Common Stock of QDI Inc. on the terms provided therein, and (ii) shall be subordinated in right of payment to any Indebtedness of QDI Inc., whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the QDI Inc. Subordinated Notes.

            "Covenant Defeasance" has the meaning set forth in Section 8.2.

            "Credit Agreement" means the Credit Agreement dated as of June 9, 1998, and amended and restated as of August 28, 1998, among the Company, QDI Inc., Levy Transport, Ltd., the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether contemporaneously or any time thereafter) or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of QDI Inc. as additional and/or replacement borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which, with the lapse of time or the giving of notice or both, would be an Event of Default.

            "Default Notice" has the meaning set forth in Section 10.2(b).

            "Depository" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

            "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company (it being expressly understood, however, that on the Issue Date, the Credit Agreement prohibits the Company from designating any Indebtedness other than Indebtedness evidenced by the Credit Agreement as "Designated Senior Debt").

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), at the option of the holder thereof, or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), on or prior to the Maturity Date of the Securities; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall be deemed not to be Disqualified Capital Stock.

            "Event of Default" has the meaning set forth in Section 6.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Notes" means the 12-1/2% Senior Subordinated Secured Notes due 2008 (the terms of which are identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer, together with any Additional Securities issued with respect thereto.

            "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Excluded Collateral" means and includes (i) all capital stock, notes, instruments, investment property and other equity interests and securities owned or held by the Company and the Guarantors, (ii) any and all assets and property owned or held by QDI Inc. or any foreign subsidiary of the Company, (iii) any and all assets of the Company and the Guarantors that are covered by a certificate of title issued by any foreign country or governmental unit thereof or, in the case of intellectual property, licenses and permits, registered, filed or issued, as the case may be, under the laws of any foreign country or governmental unit thereof and all other assets owned or held by any such Person situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in the assets described in this clause (iii) cannot be effected under the laws of the United States or any State thereof and (iv) all proceeds and products of the foregoing collateral described in the preceding clauses (i) through (iii) above.

            "Excluded Contribution" means Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale of Qualified Capital Stock of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause
(iii)(w) of the first paragraph of Section 4.3.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Managers acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Managers delivered to the Trustee.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Security" shall mean a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee.

            "Guarantee" means the guarantee by each Guarantor of the Obligations of the Company under the Securities and this Indenture.

            "Guarantee Obligations" has the meaning set forth in Section 12.1.

            "Guarantor" means (i) each of American Transinsurance Group, Inc., Capacity Management Systems, Inc., Chemical Leaman Corporation, Chemical Leaman Tank Lines, Inc., Chemical Properties, Inc., CLM, Inc., CLT Services, Inc., CLTL of Nevada, EnviroPower, Inc., Fleet Transport Company, Inc., Lakeshore Leasing, Inc., LLI, Inc., Mexico Investments, Inc., MTL of Nevada, Pickering Way Funding Corp., Power Purchasing, Inc., Quala Systems, Inc., Quality Carriers, Inc., QSI Services, Inc., and Transplastics, Inc.; and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and executes a Guarantee pursuant to this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and accrued and unpaid interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or other like proceedings at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, accrued and unpaid interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by any Guarantor in respect of, (x) all monetary obligations of every nature of a Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof), (y) all Interest Swap Obligations (including guarantees thereof), and
(z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor,
(ii) Indebtedness to, or guaranteed on behalf of, any director, manager, officer or employee of such Guarantor or any director, manager, officer or employee of any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts (excluding Indebtedness incurred and amounts owing under the Credit Agreement) incurred in connection with obtaining goods, materials or services,
(iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of any Indebtedness incurred in violation of the provisions of
Section 4.4; provided that, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative shall have received an officer's certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate such provisions of this Indenture (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture, (vii) with respect to any Guarantor, that portion of any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Guarantor (viii) with respect to any Guarantor, any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor, and (ix) any Obligations of such Guarantor under, or relating to, the Securities (by way of Guarantee or otherwise) which may be included (or deemed to be included) under the Credit Agreement as a result of the inclusion of security documents (which specifically cover such Obligations) in the definition of Credit Agreement.

            "incur" has the meaning set forth in Section 4.4.

            "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, including, without limitation, Senior Debt, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of
Section 4.4, in determining the principal amount of any Indebtedness to be incurred by the Company or a Guarantor or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" means the 12-1/2% Senior Subordinated Secured Notes due 2008 of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2, together with any Additional Securities issued with respect thereto.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For purposes of Section 4.3, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means May 30, 2002, the date of original issuance of the Initial Notes.

            "Legal Defeasance" has the meaning set forth in Section 8.2(b).

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

            "Lock-Up Agreements" means each of (i) the Lock-Up and Purchase Agreement dated as of April 10, 2002 between QDI Inc. and Apollo, (ii) the Lock-Up Agreement dated as of April 10, 2002 between QDI Inc. and Ares and (iii) the Lock-Up Agreement dated as of April 10, 2002 among QDI Inc. and certain members of the management of QDI Inc., in each case, as in effect on the Issue Date.

            "Management Agreement" means the Management Agreement dated February 10, 1998 between the Company and Apollo Management, L.P., as amended from time to time in accordance with its terms.

            "Maturity Date" means June 15, 2008.

            "Mortgaged Property" means each real property owned by the Company or any of its Subsidiaries required to be mortgaged pursuant to the Credit Agreement.

            "Mortgages" means each mortgage, deed of trust or deed to secure debt (in each case as amended, restated, supplemented, replaced, extended and/or otherwise modified from time to time) required to be delivered with respect to any Mortgaged Property.

            "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries of the Company or joint ventures as a result of such Asset Sales; and (ii) with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Net Proceeds Offer" has the meaning set forth in Section 4.16.

            "Net Proceeds Offer Amount" has the meaning set forth in Section
4.16.

            "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.16.

            "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.16.

            "Non-payment Default" has the meaning set forth in Section 10.2(b).

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the issuance of the Initial Notes in the exchange offer and consent solicitation consummated by the Company on the Issue Date pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement dated April 10, 2002, as amended by Supplement No. 1 thereto dated May 10, 2002.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of the Company or of a Guarantor, as applicable.

            "Opinion of Counsel" means a written opinion from legal counsel.

            "Option Plan" means the Option Plan adopted by the Company on June 9, 1998 with respect to an aggregate of 222,222 shares of the Company's Common Stock.

            "Paying Agent" has the meaning set forth in Section 2.3.

            "Payment Blockage Period" has the meaning set forth in Section 10.2(b).

            "Payment Default" has the meaning set forth in Section 10.2(a).

            "Permitted Business" means the business of the Company and its Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

            "Permitted Holders" means Apollo Management, L.P. and its
Affiliates.

            "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Initial Notes and the related Guarantees thereof and under the Exchange Notes issued pursuant to an Exchange Offer and the related Guarantees thereof;

                  (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $360.0 million less the amount of all mandatory principal payments actually made after the Issue Date by the Company under, and any permanent commitment reductions actually made after the Issue Date in the revolving credit portion of, the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.16; provided, further, that the aggregate principal amount of Indebtedness permitted to be incurred under this clause (ii) shall be reduced dollar for dollar by the amount of any Indebtedness outstanding under clause (xii) below;

                  (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                  (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on outstanding Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the Securities or any collateral agent or trustee for such lenders and/or holders, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the Securities or any collateral agent or trustee for such lenders and/or holders; provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the Securities or any collateral agent or trustee for such lenders and/or holders, owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
      (vi) by the issuer of such Indebtedness;

                  (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or holders of the Securities or any collateral agent or trustee for such lenders and/or holders and is subject to no Lien other than a Lien in favor of the lenders under the Credit Agreement and/or holders of the Securities or any collateral agent or trustee for such lenders and/or holders; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders under the Credit Agreement and/or the holders of the Securities or any collateral agent or trustee for such lenders and/or holders in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vii) by the Company;

                  (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

                  (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, bank overdrafts and letters of credit in respect thereof;

                  (x) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of the Company and its Restricted Subsidiaries not to exceed $25.0 million in the aggregate at any one time outstanding; provided that all or a portion of the $25.0 million permitted to be incurred under this clause (x) may, at the option of the Company, be incurred under the Credit Agreement or pursuant to clause (xvi) below instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

                  (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company; provided, however, that for purposes of this clause (a), contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet, and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds, the fair market value of such non-cash proceeds being measured at the time they are received as determined in good faith by the Board of Managers or Directors of the Company or the Restricted Subsidiary, as applicable, and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (xii) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or to any Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (xii) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (xii) remains outstanding) the aggregate amount of Indebtedness permitted to be incurred under clause
      (ii) above to the extent set forth therein;

                  (xiii) Refinancing Indebtedness;

                  (xiv) guarantees of Indebtedness (x) of any Restricted Subsidiary of the Company by the Company and its Restricted Subsidiaries, including agreements of the Company to keep well or maintain financial statement conditions of any Restricted Subsidiary of the Company and (y) incurred pursuant to the Credit Agreement or pursuant to clause (iv) or
      (v) above by any Restricted Subsidiary of the Company;

                  (xv) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (x) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business and on a basis consistent with past practice and (y) Indebtedness of the Company incurred in connection with an insurance program whereby an insurance financing company prepays on behalf of the Company and its Restricted Subsidiaries insurance premiums on insurance policies of the Company and its Restricted

      Subsidiaries and the Company from time to time makes "premium" payments directly to such insurance financing company to satisfy their obligations to such insurance financing company; provided that Indebtedness referred to in this clause (y) does not exceed $16.0 million in the aggregate at any one time outstanding;

                  (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) plus any amounts incurred in accordance with the proviso to clause (x) above; provided that any Indebtedness incurred in excess of $25.0 million in accordance with the proviso to clause (x) above shall reduce the aggregate amount permitted to be incurred under clause (x) above to the extent set forth therein;

                  (xvii) Indebtedness under the guarantees of the QDI Inc. Subordinated Notes that remain outstanding after the consummation of the Offering; and

                  (xviii) Indebtedness consisting of recourse obligations of the Company and its Restricted Subsidiaries to financial institutions in connection with Permitted Program Affiliate Transactions for lease obligations owing to such financial institutions by Program Affiliates in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

            For purposes of determining compliance with Section 4.4,

            (a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xviii) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such provision,

            (b) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock (or an increase in the aggregate liquidation preference thereof) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock, as the case may be,

            (c) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

            (d) if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (ii) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

            (e) if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred, and

            (f) Indebtedness need not be incurred solely by reference to one category of Permitted Indebtedness or the Consolidated Fixed Charge Coverage Ratio provisions of such covenant but may be permitted to be incurred in part under any combination of categories of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio provisions.

            "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $5.0 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of the Company under the Option Plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of its Restricted Subsidiaries to such employees and officers to fund such purchases; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) additional Investments (including joint ventures) not to exceed $20.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (y) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment; (viii) Investments (a) made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.16, (b) consisting of consideration received by the Company or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Company or any of its Restricted Subsidiaries of $1.5 million or more or (c) acquired in exchange for, or out of the proceeds of, a substantially concurrent offering of Capital Stock (other than Disqualified Capital Stock) of the Company (which proceeds of any such offering of Capital Stock of the Company shall not have been, and shall not be, included in clause (iii)(x) of the first paragraph of Section 4.3); (ix) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; (x) Investments in the Securities; (xi) Investments in existence on the Issue Date; (xii) guarantees of indebtedness to the extent permitted pursuant to Section 4.4 and the creation of liens on the assets of the Company or any Restricted Subsidiaries in compliance with Section 4.14; and (xiii) the Company and its Restricted Subsidiaries may make loans or advances to, prepay expenses of, make purchases on behalf of, or otherwise extend credit to (other than extensions of trade credit which are specifically excluded from the definition of "Investments"), Program Affiliates so long as such amounts are used to fund expenses or purchases incurred in the ordinary course of business and are being made on a basis consistent with past practice and are deducted from the weekly settlement paid to such Program Affiliates.

            "Permitted Liens" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent, or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as shall be required pursuant to generally accepted accounting principles in effect from time to time in the applicable jurisdiction;

                  (ii) statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (v) licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

                  (vi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation or operating lease;

                  (vii) Liens securing Indebtedness permitted pursuant to clause
      (x) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (xii) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

                  (xiii) Liens by reason of a judgment or decree not otherwise resulting in an Event of Default;

                  (xiv) Liens securing Indebtedness permitted to be incurred pursuant to clauses (xii) and (xvi) of the definition of "Permitted Indebtedness";

                  (xv) Liens securing Indebtedness under Currency Agreements permitted under this Indenture;

                  (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                  (xviii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.4 and clause (x) of the definition of "Permitted Indebtedness" hereunder;

      provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, unless the related Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition and (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (xix) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts.

            "Permitted Program Affiliate Transactions" shall mean a transaction or series of transactions effected in the ordinary course of business of the Company or any of its Restricted Subsidiaries and consistent with the past practices of the Company and its Restricted Subsidiaries pursuant to which (i)
(a) the Company and/or one or more of its Restricted Subsidiaries leases equipment from a third party financial institution, (b) transfers the lease (and the equipment subject thereto) to a Program Affiliate and (c) guarantees a portion of the lease payments owing by such Program Affiliate to such financial institution and/or agrees to assume from the Program Affiliate the lease initially so transferred to it upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution,
(ii) (a) the Company and/or one or more of its Restricted Subsidiaries leases equipment from a third party financial institution, (b) subleases such equipment to a Program Affiliate, (c) transfers the account receivable related to the sublease (together with all collateral rights to the equipment that is the subject of the sublease) to a third party financial institution and (d) guarantees the sublease payments owing by the Program Affiliate to such financial institution, (iii) (a) the Company and/or one or more of its Restricted Subsidiaries leases equipment to a Program Affiliate, (b) transfers the account receivable related to such lease (together with all of the collateral rights to the equipment that is the subject of the lease) to a third party financial institution and (c) guarantees the lease payments owing by the Program Affiliate to such financial institution or (iv) (a) the Company and/or one or more of its Restricted Subsidiaries leases equipment to a Program Affiliate, (b) transfers the lease (and the related account receivable and the equipment that is the subject of the lease) to a third party financial institution and (c) guarantees the lease payments owing by the Program Affiliate to such financial institution and/or agrees to assume such equipment lease from such Program Affiliate upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution.

            "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Securities" has the meaning provided in Section 2.1. Physical Securities are sometimes referred to herein as certificated Securities.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Program Affiliate" means each of the independently-owned entities that operate under the name of the Company or any of its Restricted Subsidiaries pursuant to an exclusive agreement with the Company or such Restricted Subsidiary.

            "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

            "QDI Inc." means Quality Distribution, Inc., a Florida corporation, or any successor Person.

            "QDI Inc. Subordinated Notes" means the 10% Senior Subordinated Notes due 2006 and the Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTSSM), each issued by QDI Inc. pursuant to the Indenture dated as of June 9, 1998, as supplemented on August 28, 1998 and May 30, 2002, among QDI Inc., the subsidiary guarantors party thereto, and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee.

            "QDI Inc. Junior PIK Notes" means the 12% Junior Subordinated PIK Notes due 2009, issued by QDI Inc. pursuant to the Indenture dated as of May 30, 2002, between QDI Inc. and Wilmington Trust Company, as trustee.

            "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and
(ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Managers of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Record Date" means the applicable record date specified in the Securities.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "Reference Date" has the meaning set forth in Section 4.3.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of (a) for the purposes of clause
(xiii) of the definition of "Permitted Indebtedness, hereunder, Indebtedness incurred in accordance with Section 4.4 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) or (xvi) of the definition of "Permitted Indebtedness") or (b) for any other purpose, Indebtedness incurred in accordance with Section 4.4, in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs, required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with, (a) if the Indebtedness being Refinanced was incurred pursuant to clause (iii) of the definition of "Permitted Indebtedness," a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or (b) if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of "Permitted Indebtedness" or pursuant to Section 4.4, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Securities or a final maturity earlier than the final maturity of the Securities; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "Registrar" has the meaning set forth in Section 2.3.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 30, 2002, by and among the Company, the Guarantors and The Bank of New York.

            "Representative" means the trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

            "Responsible Officer" means, when used with respect to the Trustee, any officer in the corporate trust office of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Payment" has the meaning set forth in Section 4.3.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a

Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property other than (a) arrangements between the Company and a Wholly Owned Restricted Subsidiary of the Company or between Wholly Owned Restricted Subsidiaries of the Company or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary of the Company acquires or finishes construction of such fixed or capital assets.

         "Securities" means the Initial Notes, the Exchange Notes, the Additional Securities and any other 12-1/2% Senior Subordinated Notes due 2008 issued after the Issue Date in accordance with clause (iv) of the fourth paragraph of Section 2.2, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

         "Security Documents" means, collectively, the U.S. Security Agreement, the Mortgages, and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced, extended or otherwise modified from time to time, in accordance with the terms thereof.

         "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities.

         "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Senior Debt" means the principal of, premium, if any, and interest (including any accrued and unpaid interest accruing subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing and unpaid subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Company in respect of, (x) all monetary obligations of every nature of the Company (including guarantees thereof) under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any manager, director, officer or employee of the Company or any manager, director, officer or employee of any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Indebtedness incurred, and amounts owing, under the Credit Agreement), (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of
Section 4.4; provided that, (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative shall have received an officer's certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate such provisions of this Indenture and (y) any revolving Indebtedness under the Credit Agreement incurred in violation of such covenant as a result of the application of the proviso appearing in clause (ii) of the definition of "Permitted Indebtedness" shall not be excluded from Senior Debt so long as such Indebtedness was extended in good faith to the Company, (vii) with respect to the Company, Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (viii) with respect to the Company, any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, and (ix) any Obligations under, or relating to, the Securities which may be included (or deemed to be included) under the Credit Agreement as a result of the inclusion of security documents (which specifically cover such Obligations) in the definition of Credit Agreement.

         "Senior Leverage Ratio" means, on any date, the ratio of (i) the Consolidated Senior Debt on such date to (ii) the Consolidated EBITDA of the Company during the four full fiscal quarters for which financial statements are available ending on or prior to such date.

         "Shareholders' Agreement" means (a) the Amended and Restated Shareholders' Agreement dated as of February 10, 1998 among certain Affiliates of Apollo Management, L.P. and certain shareholders of QDI Inc., as amended from time to time in accordance with its terms and (b) the Amended and Restated Common and Preferred Stock Purchase and Shareholders' Agreement dated as of August 28, 1998 among certain Affiliates of Apollo Management, L.P., BT Investment Partners Inc., MTL Equity Investors, L.L.C. and QDI Inc., as amended from time to time in accordance with its terms.

         "Shareholder Subordinated Note" means an unsecured junior subordinated note issued by QDI Inc. (and not guaranteed or supported in any way by QDI Inc. or any of its Subsidiaries) to finance repurchases by QDI Inc. of Capital Stock of QDI Inc., which repurchases are contemplated to be made pursuant to clause
(4) of the second paragraph of Section 4.3.

         "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

         "Surviving Entity" has the meaning set forth in Section 5.1.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.4.

         "Total Leverage Ratio" means, on any date, the ratio of (i) the Consolidated Debt on such date to (ii) the Consolidated EBITDA of the Company during the four full fiscal quarters for which financial statements are available ending on or prior to such date.

         "Transactions" means the Offering and all of the transaction contemplated thereby.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter shall mean such successor.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors or Managers of such Person in the manner provided below, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) Bulknet.com, Inc. and any of its Subsidiaries (but only until such time that the Board of Managers of the Company designates Bulknet.com, Inc. or any of its Subsidiaries a Restricted Subsidiary in the manner provided below). The Board of Managers may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(x) either (i) the Company certifies to the Trustee in an Officers' Certificate that such designation complies with Section 4.3 or (ii) the Subsidiary to be so designated at the time of designation has total consolidated assets of $1,000 or less and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary). The Board of Managers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Managers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Security Agreement" means that certain U.S. Security Agreement, dated as of June 9, 1998, amended and restated as of August 28, 1998 and further amended and restated as of the Issue Date, among, QDI Inc., various Subsidiaries of QDI Inc. and the Collateral Agent (as the same may be further amended, restated, supplemented, replaced, extended and/or otherwise modified from time to time).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

1.2      INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)      provisions apply to successive events and transactions; and

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

2.1      FORM AND DATING.

         The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A and the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. The Additional Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A prior to the issuance of the Exchange Notes and shall be substantially in the form of Exhibit B following the issuance of the Exchange Notes. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. At the time of issuance, each Security shall have an executed Guarantee from each of the then existing Guarantors endorsed thereon substantially in the form of Exhibit C.

         The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, and the Guarantees shall constitute, and are hereby expressly made, a part of this

Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities issued in the Offering shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Securities issued in exchange for interests in the Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form (the "Physical Securities") and shall bear the first legend set forth in Section 2.14. All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

2.2      EXECUTION AND AUTHENTICATION.

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $54,535,000, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, (iii) the Additional Securities in an unlimited aggregate principal amount and (iv) one or more series of Notes for original issue after the Issue Date (such Securities to be substantially in the form of Exhibits A or B, as the case may be) in an aggregate principal amount not to exceed $16,665,000, in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance pursuant to clause (iv) above, certify that such issuance is in compliance with Section 4.4. In addition, each such Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes or Exchange Notes or Securities issued under clause (iv) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical

Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction. The aggregate principal amount of Securities outstanding at any time is unlimited.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

2.3      REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar and Paying Agent except that for the purposes of Articles III and VIII and Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4      PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article IV and Article XII, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5      HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6      TRANSFER AND EXCHANGE.

         (a) Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.6, 4.15, 4.16 or 9.6). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer or an Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such

Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

         (b) If at any time the Depository for the Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Company shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

         The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

         In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

         None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7      REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the

Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

         Every replacement Security is an additional obligation of the Company.

2.8      OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9      TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

2.10     TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11     CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

2.12     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13     CUSIP NUMBER.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14     RESTRICTIVE LEGENDS.

         Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

         OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH QUALITY DISTRIBUTION, LLC (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE INSTITUTIONAL ACCREDITED INVESTOR FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE TRANSFER IS MADE PURSUANT TO CLAUSES (C),
         (D), (E) OR (G) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE

         TRUSTEE AND THE COMPANY, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

                  Each Global Security shall also bear the following legend on the face thereof:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO QUALITY DISTRIBUTION, LLC (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY."

2.15     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

         (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.14.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of
Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Trustee has received a written request from the Company to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

         (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16     SPECIAL TRANSFER PROVISIONS.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor") which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the transferee certifies that it is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Security (or any predecessor Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) (1) in the case of a transfer to an Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and such other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the applicable Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE III

                                   REDEMPTION

3.1      NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities or the Company is required to redeem Securities pursuant to Paragraph 7 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

3.2      SELECTION OF SECURITIES TO BE REDEEMED.

         In the event that less than all of the Securities are to be redeemed at any time pursuant to Paragraph 6 of the Securities, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part.

3.3      NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request at least 40 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities, including the applicable CUSIP numbers, to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

         The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5      DEPOSIT OF REDEMPTION PRICE.

         On or before 11:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after such Redemption Date, whether or not such Securities are presented for payment.

3.6      SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

4.1      PAYMENT OF SECURITIES.

         The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender or, in the case of an installment of interest payable in Additional Securities, Additional Securities designated for and sufficient to pay the installment (upon issuance of such

Additional Securities, whether or not physically issued). Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         On June 15, 2002, the Company shall pay to QDI Inc. all interest owed by QDI Inc. on those QDI Inc. Subordinated Notes that have been exchanged for Initial Notes in the Offering in an amount equal to the accrued and unpaid interest on such QDI Inc. Subordinated Notes from December 15, 2001 to the Issue Date. Such interest shall be paid by QDI Inc. to the Persons who were the registered holders of such QDI Inc. Subordinated Notes at the close of business on the business day immediately preceding the Issue Date.

4.2      MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.3.

4.3      LIMITATION ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of the Company, (c) make any principal payment on, or with respect to, or purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinated or junior in right of payment to the Securities or any Guarantee (other than Indebtedness described in such clause (vii) of the definition of "Permitted Indebtedness") or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), unless at the time of or immediately after giving effect to such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such

Restricted Payment has been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Managers) shall not exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned after June 15, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Managers, of property other than cash received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company after June 15, 1998 and on or prior to the Reference Date (other than Excluded Contributions); plus (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock after June 15, 1998 and on or prior to the Reference Date (other than Excluded Contributions); plus (y) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after June 15, 1998 whether through interest payments, principal payments, dividends or other distributions or payments, (2) the Net Cash Proceeds received by the Company or any Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon re-designation of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary of the Company, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment"); provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary of the Company in the relevant Person or Unrestricted Subsidiary after June 15, 1998.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution, if at said date of declaration such payment would have complied with this Indenture; (2) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Qualified Capital Stock of QDI Inc., or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or, to the extent the proceeds therefrom are contributed by QDI Inc. to the Company, from the shares of Capital Stock of QDI Inc.; (3) so long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for (a) shares of Qualified Capital Stock of the Company or QDI Inc. or (b) Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or QDI Inc. or (b) Refinancing Indebtedness; (4) so long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, repurchases by the Company or any

Restricted Subsidiary of the Company of Capital Stock of the Company, or dividends, distributions or advances to QDI Inc. to allow QDI Inc. to repurchase securities of QDI Inc. from (i) employees, managers, directors of or consultants to the Company, QDI Inc. or any Subsidiaries of the Company or any of their authorized representatives (a) upon the death, disability or termination of employment of such employees, managers, directors or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements, (b) pursuant to any other agreements with such employees, managers, directors of or consultants to the Company, QDI Inc. or any Subsidiaries of the Company, in an aggregate amount not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year) or (c) to the extent required pursuant to the Shareholders' Agreement or the Option Plan or (ii) Elton Babbitt; provided that the cancellation of Indebtedness owing to the Company, QDI Inc. or any Restricted Subsidiary of the Company from such employees, managers, directors of or consultants to the Company, any of its Restricted Subsidiaries or QDI Inc. in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment; (5) the declaration and payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Capital Stock) of the Company issued after the Issue Date, if the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, would have been at least 1.75 to 1.00; (6) (i) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issue Date, or (ii) the payment of dividends, distributions or advances to QDI Inc. to allow QDI Inc. to pay dividends on QDI Inc.'s Common Stock following the first public offering of QDI Inc.'s Capital Stock after the Issue Date, in either case of up to 6% per annum of the net proceeds received by the Company (directly or as a contribution from QDI Inc.) in such public offering, other than public offerings with respect to the Common Stock of the Company or the Common Stock of QDI Inc. registered on Form S-8 (or any successor form); (7) the payment of dividends, distributions or advances to QDI Inc. to allow QDI Inc. to repurchase, retire or otherwise acquire or retire for value equity interests of QDI Inc. in existence on the Issue Date and from the Persons holding such equity interests on the Issue Date and which are not held by Apollo or any of its Affiliates or members of management of the Company and its Subsidiaries on the Issue Date (including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction), provided, however, that after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.4; (8) other Restricted Payments in an aggregate amount not to exceed $7.5 million; (9) payments or distributions to, or dividends, distributions or advances to QDI Inc. to allow QDI Inc. to make payments or distributions to, dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (10) Investments that are made with Excluded Contributions; (11) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock of the Company represents a portion of the consideration for such exercise; (12) the acquisition of any shares of Disqualified Capital Stock of the Company either

(a) solely in exchange for shares of Disqualified Capital Stock of the Company or Capital Stock of QDI Inc. or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Disqualified Capital Stock of the Company, or to the extent the proceeds therefrom are contributed by QDI Inc. to the Company, from shares of Capital Stock of QDI Inc.; (13) any purchase or redemption of Indebtedness that ranks junior to Securities utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of Sections 4.15 and 4.16; (14) payments of dividends, other distributions or other amounts by the Company to QDI Inc. in amounts required for QDI Inc. to pay franchise taxes and other fees required to maintain its existence and provide for all other operating expenses (excluding amounts specified in clauses (16)-(19) of this Section 4.3) of QDI Inc. incurred by QDI Inc. in the ordinary course of business, either for its own benefit or for the benefit of the Company or any Restricted Subsidiary of the Company, including without limitation, in respect of director/manager fees and expenses, administrative, legal, insurance and accounting costs, and costs and expenses with respect to filings with the Commission or furnishing to holders of the securities of QDI Inc. the information to be provided pursuant to Rule 144A under the Securities Act; (15) the payment of dividends, other distributions or amounts by the Company to QDI Inc. in amounts required to pay the tax obligations of the Company and its Subsidiaries and the tax obligations of QDI Inc. or any of its direct or indirect parents attributable to the Company and its Subsidiaries; provided that
(x) the amount of dividends paid pursuant to this clause (15) to enable QDI Inc. or any of its direct or indirect parents to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by QDI Inc. or any of its direct or indirect parents at such time for the respective period and (y) any refunds received by QDI Inc. or any of its direct or indirect parents attributable to the Company and its Subsidiaries shall promptly be returned by QDI Inc. or any of its direct or indirect parents to the Company; (16) any payments of cash, or dividends, distributions or advances to QDI Inc. to allow QDI Inc. to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of QDI Inc., the Company or any Restricted Subsidiary of the Company, which in the aggregate do not exceed $5.0 million;
(17) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI Inc. in amounts required for QDI Inc. to pay cash interest as and when due on the QDI Inc. Subordinated Notes and the QDI Inc. Junior PIK Notes (or any Refinancing Indebtedness in respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (17) shall not exceed the amount necessary to pay the cash interest owing with respect to the QDI Inc. Subordinated Notes and the QDI Inc. Junior PIK Notes (or any Refinancing Indebtedness in respect thereof, as the case may be);
(18) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI Inc. in amounts required for QDI Inc. to pay cash interest as and when due on the Shareholder Subordinated Notes (or any Refinancing Indebtedness in respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (18) shall not exceed the amount necessary to pay the cash interest owing with respect to the Shareholder Subordinated Notes (or any Refinancing Indebtedness in respect thereof, as the case may be); (19) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI Inc. in amounts required for QDI Inc. to pay cash interest as and when due on the Convertible Subordinated Notes (or any Refinancing Indebtedness in respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (19) shall not exceed the amount necessary to pay the cash interest owing with respect to the Convertible Subordinated Notes (or any Refinancing Indebtedness in respect thereof, as the case may be); and (20) any payments or dividends, distributions or other amounts by the Company to QDI Inc. to allow QDI Inc. to satisfy its obligations under the Management Agreement and the Shareholders' Agreement. In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2)(ii), (4), (5), (6), (7), (8), (9), (13) and (16) shall be included in such calculation.

         The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed.

4.4      LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness which is junior in right of payment to, or pari passu with, the Securities, including, without limitation, Acquired Indebtedness, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is 2.25 to 1.0 or greater.

4.5      CORPORATE EXISTENCE.

         Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Managers of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

4.6      PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.7      MAINTENANCE OF PROPERTIES AND INSURANCE.

         (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order (ordinary wear and tear and damage by casualty excepted) and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, (i) in the judgment of the Board of Managers or Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary and (ii) to the extent involving Collateral, is otherwise permitted by this Indenture and the applicable Security Documents.

         (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Company's reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

4.8      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT, ETC.

         (a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the close of each fiscal year of the Company (currently December
31) an Officers' Certificate stating that a review of the activities of the Company or the applicable Guarantor has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company or the applicable Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers' Certificate shall also notify the Trustee should the Company or any Guarantor elect to change the manner in which it fixes its fiscal year end.

         (b) The annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles IV, V or VI insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

         (d) With respect to the determination of both the Total Leverage Ratio and the Senior Leverage Ratio, at least 10 days prior to any Interest Payment Date the Company shall deliver to the Trustee an Officers' Certificate setting forth such Total Leverage Ratio and such Senior Leverage Ratio, each measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date.

4.9      COMPLIANCE WITH LAWS.

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

4.10     REPORTS TO HOLDERS.

         The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will upon request provide to prospective purchasers of the Securities the foregoing reports. Following the qualification of this Indenture under the TIA, the Company will also comply with the other provisions of TIA Section 314(a).

         Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

4.11     WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Securities or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arms'-length basis by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transactions (or series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transactions shall have been approved by the Board of Managers of the Company or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Managers or Board of Directors, as the case may be, has determined that such transaction complies with the provisions of this Section
4.12 and (B) with respect to any Affiliate Transactions (or series of related Affiliate Transactions related to a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million, prior to the consummation thereof, a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view, issued by an Independent Financial Advisor.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, managers, directors, employees or consultants (including Apollo) of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments and Permitted Investments permitted by this Indenture;
(v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause
(i) of paragraph (a) above; (vi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after that Issue Date shall only be permitted by this clause to the extent that the terms of any such, amendment or new agreement are not otherwise disadvantageous to the holders of the Securities in any material respect; (vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by Board of Managers in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers in good faith; (viii) the payment of all fees and expenses related to the Offering and the Lock-Up Agreements; (ix) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;
(x) any contribution to the capital of the Company by QDI Inc., or any sales of Capital Stock of the Company to QDI Inc.; and (xi) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by this Indenture.

4.13     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
         SUBSIDIARIES.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, rule, regulation, order, grant or governmental permit; (2) this Indenture; (3) the Credit Agreement; (4) customary non-assignment provisions of any contract, license or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(7) purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired; (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (9) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.4 and
Section 4.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (11) customary net worth provisions and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary of the Company; (12) any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Receivables Transaction; (13) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company or the respective Restricted Subsidiary in any material respect as determined by the Board of Managers in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or (14) an agreement governing Indebtedness permitted to be incurred pursuant to Section 4.4; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company or the respective Restricted Subsidiary in any material respect as determined by the Board of Managers in their reasonable and good faith judgment than the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date.

4.14     LIMITATION ON LIENS.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the

Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for the following Liens which are expressly permitted: (a) Liens existing as of the Issue Date; (b) Liens securing Senior Debt, Guarantor Senior Debt and any other Indebtedness (including any guarantees) incurred by a Restricted Subsidiary of the Company under the Credit Agreement; (c) Liens securing the Securities and the Guarantees; (d) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness, including, without limitation, Acquired Indebtedness, which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders of the Securities and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; (f) Liens securing Indebtedness of Restricted Subsidiaries of the Company so long as such Indebtedness is otherwise permitted under this Indenture; and (g) Permitted Liens.

4.15     CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Payment Date") as described below, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

         (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to
(i) prepay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided in this
Section 4.15. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to a Change of Control Offer. The Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (c) below as a result of the prohibition in this paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (c) of Section 6.1, but shall not constitute an Event of Default described in clause (b) of Section 6.1.

         (c) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control

Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                           (1) that the Change of Control Offer is being made
                  pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

                           (2) the purchase price (including the amount of
                  accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

                           (3) that any Security not tendered will continue to
                  accrue interest;

                           (4) that, unless the Company defaults in making
                  payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (5) that Holders electing to have a Security
                  purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                           (6) that Holders will be entitled to withdraw their
                  election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                           (7) that Holders whose Securities are purchased only
                  in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                           (8) the circumstances and relevant facts regarding
                  such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

4.16     LIMITATION ON ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's senior management, or in the case of an Asset Sale in excess of $5.0 million, the Board of Managers), and (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of (x) cash or Cash Equivalents, (y) properties and assets to be owned by the Company or any of its Restricted Subsidiaries and used in a Permitted Business or (z) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and, in each case, such consideration is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary which are shown on the Company's or such Restricted Subsidiary's most recent balance sheet (other than liabilities that are subordinated to the Securities) that are assumed by the transferee of any such assets, and (b) any notes or other securities received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received in the conversion) shall be deemed to be cash for the purposes of this provision only; and (iii) upon the consummation of an Asset Sale, the Company will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (a) to prepay any Senior Debt, Guarantor Senior Debt or any Indebtedness of a Restricted Subsidiary of the Company and, in the case of any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary of the Company under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility regardless of the fact that no prepayment is required), (b) to make an Investment (x) in properties and assets that replace the properties and assets that were the subject of such Asset Sale, (y) in properties and assets that will be used in a

Permitted Business or (z) permitted by clause (i) of the definition of "Permitted Investments" or (c) a combination of prepayment and investment permitted by the foregoing clauses (iii)(a) and (iii)(b). Pending the final application of the Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture. On the 361st day after an Asset Sale or such earlier date, if any, as the senior management, Board of Managers or Board of Directors of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(a),
(iii)(b) and/or (iii)(c) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(a), (iii)(b) and (iii)(c) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders of Securities on a pro rata basis, that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if the Company so elects (or is required by the terms of any Indebtedness that ranks pari passu with the Securities), such Net Proceeds Offer may be made ratably to purchase the Securities and other Indebtedness of the Company that ranks pari passu with the Securities. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as otherwise required pursuant to this paragraph).

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

            Notice of each Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company within 45 days following the applicable Net Proceeds Offer Trigger Date to all Holders of Securities at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                        (1) that Holders may elect to have their Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price;

                        (2) that the Net Proceeds Offer is being made pursuant to this Section 4.16 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in the Net Proceeds Offer exceeds the aggregate amount of Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (based on amounts tendered);

                        (3) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the Net Proceeds Offer Trigger Date, other than as may be required by applicable law);

                        (4) that any Security not tendered will continue to accrue interest;

                        (5) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                        (6) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

                        (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

                        (8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

            On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer. Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent. Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company. To the extent that the aggregate amount of the Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

4.17  PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT.

            The Company and the Guarantors shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or the Guarantees, as the case may be, and subordinate in right of payment by its terms to any other Indebtedness of the Company or such Guarantor, as the case may be.

4.18  ADDITIONAL SUBSIDIARY GUARANTEES.

            If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total equity value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee (x) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and this Indenture on the terms set forth in this Indenture and (y) unless the Collateral has been released in accordance with the provisions of the Security Documents, Security Documents pursuant to which such Restricted Subsidiary shall grant to the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Securities) a Lien on all of its properties and assets of the type constituting the Collateral (on substantially the same terms as the Lien securing the Guarantees granted by the

Guarantors on the Issue Date having the priority as set forth in the U.S. Security Agreement); (ii) execute a Guarantee; and (iii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and Security Documents, if any, have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid, binding and enforceable Obligations of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture, until such Restricted Subsidiary is otherwise released from its Guarantee as provided in this Indenture.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

5.1   MERGER, CONSOLIDATION AND SALE OF ASSETS.

      (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis) whether as an entirety or substantially as an entirety to any Person, unless: (i) either (1) the Company shall be the surviving corporation, partnership, trust or limited liability company or (2) the Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition (the "Surviving Entity") shall have been made
(x) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; and (z) unless the Collateral has been released in accordance with the provisions of the Security Documents, shall expressly assume, by Security Documents specified by the Collateral Agent, executed and delivered to the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.4; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and (y) all conditions precedent in this Indenture relating to such transaction have been satisfied; and (v) unless the Collateral has been released in accordance with the provisions of the Security Documents, the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) any Security Documents to be executed and delivered comply with the applicable provisions of this Indenture and (y) all conditions precedent in this Indenture and the Security Documents relating to such transaction have been satisfied.

            Notwithstanding the foregoing, (i) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted so long as such Affiliate (x) shall comply with clauses (i)(2)(x), (y) and (z) of the preceding paragraph and (y) such Affiliate shall comply with clauses (iv) and (v) of the preceding paragraph and (ii) the merger of any Restricted Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Company to the Company shall be permitted so long as the Company delivers to the Trustee an Officers' Certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by this Indenture.

      (b) No Guarantor (other than any Guarantor whose Guarantee is to be released (x) in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16 or
(y) in accordance with the terms of the Credit Agreement and the Security Documents in the event of any sale, foreclosure, realization or other disposition of or on any Capital Stock issued by any Guarantor or otherwise as permitted under Section 14.3) shall, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its assets to any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the Obligations of the Guarantor under its Guarantee and the Security Documents; (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of
Section 5.1(a); and (v) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture and Security Documents, if any, comply with the applicable provisions of this Indenture and (y) all conditions precedent in this Indenture and the Security Documents, if any, relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clauses (iv) and (v) of the first paragraph of Section 5.1(a).

      (c) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

5.2   SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company or any Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture and the Securities or the Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1   EVENTS OF DEFAULT.

            Each of the following shall be an "Event of Default":

      (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article X or XII);

      (b) the failure to pay the principal on any Securities when such principal becomes due and payable at maturity, upon repurchase, redemption or otherwise (including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer of principal of the Securities, whether or not such payment shall be prohibited by
Article X or XII);

      (c) failure by the Company to observe or perform any other covenant or agreement contained in this Indenture, which failure continues for a period of 30 days (or in the event of a failure to observe or perform any covenant or agreement set forth in Section 14.1(c), 60 days) after the Company receives written notice specifying such failure (and demanding that such failure be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Securities;

      (d) failure to pay at final stated maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof (which acceleration is not rescinded or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of such


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notice of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $7.5 million or more at any time;

      (e) failure by the Company or any of its Significant Subsidiaries to pay judgments aggregating in excess of $7.5 million (exclusive of amounts covered by insurance other than self-insurance) which judgments have not been discharged, paid or stayed for a period of 60 days after such judgment or judgments become final and non-appealable;

      (f) the Company or any of its Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
(ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property,
(iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

      (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

      (h) except as permitted in this Indenture, any of the Guarantees made by any Significant Subsidiary ceases to be in full force and effect, any of the Guarantees made by any Significant Subsidiary is declared to be null and void and unenforceable, any of the Guarantees of any Significant Subsidiary is found to be invalid or any of the Significant Subsidiaries denies its liability under its Guarantee; or

      (i) unless the Collateral has been released in accordance with the terms of the Security Documents, the default by the Company or any Guarantor which is a Significant Subsidiary of the Company in the performance of the Security Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral granted to the Collateral Agent for the benefit of the Trustee and the holders of the Securities, the repudiation or disaffirmation by the Company or any Guarantor which is a Significant Subsidiary of the Company of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor which is a Significant Subsidiary of the Company for any reason (which default, repudiation, disaffirmation or determination is not rescinded, stayed, waived or otherwise cured within 90 days (in the case of Collateral consisting of motor vehicles, including, without limitation, tractors, trailers or tractor trailers) or 60 days (in the case of all other Collateral) after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Securities;


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including, for such purpose, any waiver of any such default during such 90 day or 60 day period, as applicable, by the Required Secured Creditors (as defined in the Security Documents) by written instrument delivered to the Company and the applicable defaulting party).

            If, pursuant to clause (c) above, the Holders of at least 25% of the then outstanding principal amount of Securities notify the Company as specified in such clause, such Holders shall similarly notify the Trustee. Any notice given pursuant to clause (c) above or the immediately preceding sentence shall be given by registered or certified mail, return receipt requested.

6.2   ACCELERATION.

            If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five (5) Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default specified in clause (f) or (g) of Section 6.1 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

6.3   OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may, subject to Article XIV, pursue any available remedy by proceeding at law or in equity to collect the


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payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4   WAIVER OF PAST DEFAULTS.

            Subject to Sections 2.9, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.1. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

6.5   CONTROL BY MAJORITY.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

6.6   LIMITATION ON SUITS.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                        (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                        (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;


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
                        (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

                        (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                        (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.8   COLLECTION SUIT BY TRUSTEE.

            If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other


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amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.10  PRIORITIES.

            If the Trustee collects any money or property pursuant to this
Article VI, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.7;

            Second: subject to Articles X and XII, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: subject to Articles X and XII, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

            Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

6.11  UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

6.12  ENFORCEMENT OF REMEDIES UNDER THE SECURITY DOCUMENTS.

            Notwithstanding any of the foregoing, any enforcement of the remedies under the Security Documents and any remedies with respect to the Collateral are subject to the provisions of the applicable Security Document.


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                                   ARTICLE VII

                                     TRUSTEE

7.1   DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b)   Except during the continuance of an Event of Default:

                        (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

                        (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates and opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                        (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.


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
            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

7.2   RIGHTS OF TRUSTEE.

            Subject to Section 7.1:

            (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon


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
reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

            (k) The rights, privileges, protections immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and each agent, custodian and other Person employed by the Trustee to act hereunder.

            (l) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

7.3   INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries (including the Guarantors), or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

7.4   TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5   NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each


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Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

7.6   REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

7.7   COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined by a court of competent jurisdiction to have been caused by the Trustee's own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company and the Guarantors, jointly and severally, shall fully indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, liability, claim, damage or expense incurred by them except for such actions to the extent as shall be determined by a court of competent jurisdiction to have been caused by the Trustee's own negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee, defend the claim and


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the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Company and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article X or Article XII except assets or money held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.1 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8   REPLACEMENT OF TRUSTEE.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                        (1)   the Trustee fails to comply with Section 7.10;

                        (2) the Trustee is adjudged a bankrupt or an insolvent;

                        (3) a receiver or other public officer takes charge of the Trustee or its property; or

                        (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.


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            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

7.10  ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The
Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Securities.

7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.


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                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1   TERMINATION OF THE COMPANY'S OBLIGATIONS.

            The Company may terminate its obligations under the Securities (including the obligations under the Security Documents with respect to the obligations hereunder only) and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

      (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or
(ii) all Securities have otherwise become due and payable hereunder;

      (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt or Guarantor Senior Debt pursuant to the provisions of Article X or XII, as the case may be;

      (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which the Company is a party or by which it is bound;

      (d)   the Company shall have paid all other sums payable by it hereunder;
and

      (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects the Company.


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            Subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.6, 2.7, 2.8, 2.10, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive such satisfaction and discharge.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

      (a) The Company may, at its option by Board Resolution of the Board of Managers of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

      (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities and the corresponding Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in
(i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this
Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

      (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be released from their obligations, if any, under the covenants contained in Sections 4.3, 4.4, 4.10 and Sections 4.12 through 4.18 and Articles V and XIV with respect to the outstanding Securities and the corresponding Guarantees and the Collateral on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences


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
of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3, Sections 6.1(c), 6.1(d) and 6.1(e) shall not constitute Events of Default.

8.3   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.2(b) or 8.2(c) to the outstanding Securities:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.2(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.2(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to


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
federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(f) and 6.1(g) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture, the Credit Agreement, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

      (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

            Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

8.4   APPLICATION OF TRUST MONEY.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations


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
deposited pursuant to Section 8.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5   REPAYMENT TO THE COMPANY.

            The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

8.6   REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1   WITHOUT CONSENT OF HOLDERS.

            The Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Security Documents (in accordance with the terms thereof), the Securities or the Guarantees without notice to or consent of any
Securityholder:


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
                        (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely an Opinion of Counsel;

                        (2) to provide for the assumption by a successor Person of the Obligations and covenants of the Company or any Guarantor under this Indenture, the Securities and the Security Documents in accordance with Article V;

                        (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                        (4) to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

                        (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                        (6) to add or release any Guarantor pursuant to the terms of this Indenture;

                        (7)   to add any additional assets as Collateral;

                        (8) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

                        (9) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities, provided that for purposes of this clause (9), the terms Initial Notes and Exchange Securities, shall include any other Securities issued in accordance with clause (iv) of the fourth paragraph of Section 2.2 or Securities issued in exchange therefor which are identical in all material respects to such Securities (except that the transfer restrictions on the Securities issued in exchange for Securities issued in accordance with clause (iv) of the fourth paragraph of Section
                  2.2 shall be modified or eliminated, as appropriate);

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.


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

9.2      WITH CONSENT OF HOLDERS.

                  Subject to Section 6.7, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities, the Guarantees or the Security Documents (including any amendment of this Indenture or the Security Documents which waives, amends or supplements any provision regarding the release of any Collateral thereunder), without notice to any other Securityholders. Subject to Section 6.7, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Securities, the Guarantees or the Security Documents (in accordance with the terms thereof) without notice to any other Securityholder. Notwithstanding anything to the contrary contained herein, the Security Documents may only be amended or supplemented in accordance with the provisions set forth in the Security Documents. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

                           (1) reduce the amount of Securities whose Holders
                  must consent to an amendment, supplement or waiver;

                           (2) reduce the rate of or change or have the effect
                  of changing the time for payment of interest, including default interest, on any Security;

                           (3) reduce the principal of or change or have the
                  effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

                           (4) make any Securities payable in money other than
                  that stated in the Securities;

                           (5) make any change in provisions of this Indenture
                  protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

                           (6) make any changes in Section 6.4, 6.7 or this
                  Section 9.2;

                           (7) modify or change any provision of this Indenture
                  or the related definitions affecting the subordination or ranking of the Securities or any Guarantee, in a manner which adversely affects the Holders of the Securities; or

                           (8) release any Guarantor from any of its obligations
                  under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.


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

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

9.3      EFFECT ON SENIOR DEBT.

                  Notwithstanding anything contained herein to the contrary, no amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt (including the lenders under the Credit Agreement) under Article X or Article XII, as the case may be, without the consent of the requisite lenders under the Credit Agreement.

9.4      COMPLIANCE WITH TIA.

                  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

9.5      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such


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

waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

9.6      NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.7      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections
13.4 and 13.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

                                   ARTICLE X

                           SUBORDINATION OF SECURITIES

10.1     SECURITIES SUBORDINATED TO SENIOR DEBT.

                  Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents (as used in this Article X, excluding Cash Equivalents of the type described in clause (vi) of the definition thereof and Cash Equivalents in local foreign currencies other than Canadian Dollars and Euros), of all Obligations on existing and future Senior Debt (including the Obligations with respect to the Credit Agreement). As used in this Article X, the phrases "Obligations in respect of the Securities" and "Obligations under, or relating to, the Securities", and similar phrases, shall be deemed to include all unpaid interest on those QDI Inc. Subordinated Notes that have been exchanged for Initial Notes in the Offering which accrued from December 15, 2001 through the Issue Date but which becomes payable on June 15, 2002.


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

                  This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

10.2     SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.

         (a) Unless Section 10.3 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium (if any) or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Securities or to acquire any of the Securities for cash or property or otherwise and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Debt as to which such Payment Default relates shall have been paid in full in cash or Cash Equivalents, after which the Company shall (subject to the other provisions of this Article X) resume making any and all required payments in respect of the Securities, including any missed payments.

         (b) Unless Section 10.3 shall be applicable, if any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default") and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Payment Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Default Notice is received by the Trustee and
(y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).


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         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder (subject, however, to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash or other property of the Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on, or with respect to, the Securities.

10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

         (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.


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         (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article V and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article V.

10.4     PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

                  Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 10.2, 10.3, 12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of Section 10.2(b) or in Section 10.7 or in the last sentence of this Section 10.4 (provided that, notwithstanding the foregoing, the Holders of the Securities receiving any payments made in contravention of Section 10.2 and/or Section 10.3 (and the respective payments) shall otherwise be subject to the provisions of Section 10.2 and Section 10.3). The Company shall give prompt written notice to the Trustee of any dissolution,


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winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

10.5     HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this
Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

10.6     OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

10.7     NOTICE TO TRUSTEE.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.7 to establish that such notice has been given by a holder of Senior Debt (or a Representative therefor).

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or


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distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

10.8     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

                  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Article VII, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

10.9     TRUSTEE'S RELATION TO SENIOR DEBT.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

10.10 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR DEBT.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.


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                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and
(iv) exercise or refrain from exercising any rights against the Company and any other Person.

10.11    SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
         SECURITIES.

                  Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and/or assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

10.12    THIS ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

10.13    TRUSTEE'S COMPENSATION NOT PREJUDICED.

                  Nothing in this Article X will apply to amounts due to the Trustee pursuant to other sections of this Indenture.


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                                   ARTICLE XI

                             GUARANTEE OF SECURITIES

11.1     UNCONDITIONAL GUARANTEE.

                  Subject to the provisions of this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantees. Each Guarantee is a guarantee of payment and not of collection.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such


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Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

                  No stockholder, officer, director, manager or employee, past, present or future, of any Guarantor, as such, shall have any personal liability under such Guarantor's Guarantee by reason of his, her or its status as such stockholder, officer, director, manager or employee.

                  The obligations of each Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article XII.

11.2     LIMITATIONS ON GUARANTEES.

                  The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, all Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

11.3     EXECUTION AND DELIVERY OF GUARANTEE.

                  To further evidence the Guarantees set forth in Section 11.1, each Guarantor hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit C hereto, shall be endorsed on each Security authenticated and delivered by the Trustee. The Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of two Officers of such Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.


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

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall nevertheless be valid.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

11.4     RELEASE OF A GUARANTOR.

         (a) If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article V (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee will be automatically discharged and such Guarantor shall be released from all Obligations under this
Article XI without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this
Article XI.

         (b) If any Guarantor ceases to be a Subsidiary of the Company as a result of any foreclosure on any pledge or security interest securing Obligations with respect to the Credit Agreement and/or any interest rate protection or other hedging agreement permitted thereunder or as a result of the exercise of any other remedies in respect of the Credit Agreement in which the Guarantor is released from its guarantee of Obligations with respect to the Credit Agreement and/or any interest rate protection or other hedging agreement permitted thereunder, then such Guarantor's Guarantee will be automatically discharged and such Guarantor shall be released from all Obligations under this
Article XI without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released shall remain liable under its Guarantee as provided in this Article XI.

         (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XI.

                  Except as set forth in Articles IV and V and this Section 11.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or


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conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

11.5     WAIVER OF SUBROGATION.

                  Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under its Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall, subject to the provisions of Articles X and XII, forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.5 is knowingly made in contemplation of such benefits.

11.6     IMMEDIATE PAYMENT.

                  Each Guarantor agrees to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

11.7     NO SET-OFF.

                  Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

11.8     OBLIGATIONS ABSOLUTE.

                  The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.



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11.9     OBLIGATIONS CONTINUING.

                  The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder and under its Guarantee.

11.10    OBLIGATIONS NOT REDUCED.

                  The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

11.11    OBLIGATIONS REINSTATED.

                  The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

11.12    OBLIGATIONS NOT AFFECTED.

                  The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:


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         (a) any limitation of status or power, disability, incapacity or other circumstance relating to the company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

         (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

         (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

         (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

         (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

         (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

         (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

         (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

         (j) any other circumstance, including release of a Guarantor pursuant to Section 11.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of another Guarantor in respect of its Guarantee hereunder;

provided that the provisions of this Section 11.12 are not intended to affect in any way any release of a Guarantor in accordance with the provisions of Section 11.4.


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11.13    WAIVER.

                  Without in any way limiting the provisions of Section 11.1, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

11.14    NO OBLIGATION TO TAKE ACTION AGAINST COMPANY.

                  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

11.15    DEALING WITH THE COMPANY AND OTHERS.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

         (d) accept compromises or arrangements from the Company;

         (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

11.16    DEFAULT AND ENFORCEMENT.

                  If any Guarantor fails to pay in accordance with Section 11.6, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided


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

by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

11.17    AMENDMENT, ETC.

                  No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

11.18    ACKNOWLEDGMENT.

                  Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

11.19    COSTS AND EXPENSES.

                  Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

11.20    NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

                  No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

11.21    SURVIVAL OF OBLIGATIONS.

                  Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under
Section 11.1 shall survive the payment in full of the Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.


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11.22    GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

                  The Obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

11.23    SEVERABILITY.

                  Any provision of this Article XI which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article XI.

11.24    SUCCESSORS AND ASSIGNS.

                  Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                  ARTICLE XII

                           SUBORDINATION OF GUARANTEE

12.1     GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR DEBT.

                  Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents (as used in this Article XII, excluding Cash Equivalents of the type described in clause (vi) of the definition thereof and Cash Equivalents in local foreign currencies other than Canadian Dollars and Euros), of all Obligations on existing and future Guarantor Senior Debt of such Guarantor (including the Obligations with respect to the Credit Agreement). As used in this Article XII, the phrases "Guarantee Obligations in respect of the Guarantees" and "Guarantee Obligations under, or relating to, the Guarantees", and similar phrases, shall be deemed to include all guarantee Obligations of each Guarantor with respect to all unpaid interest on those QDI Inc. Subordinated Notes exchanged for Initial Notes in the Offering which accrued from December 15, 2001 through the Issue Date but which becomes payable on June 15, 2002.

                  This Article XII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.


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12.2     SUSPENSION OF GUARANTEE OBLIGATIONS.

                  When Guarantor Senior Debt Is in Default.

         (a) Unless Section 12.3 shall be applicable, if any payment default occurs and is continuing with respect to any Guarantor Senior Debt, then no payment or distribution of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Guarantee Obligations or to acquire any of the Securities for cash or property or otherwise and until such payment default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Debt shall have been paid in full in cash or Cash Equivalents, after which such Guarantor shall (subject to the other provisions of this Article XII) resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments.

         (b) At any time while any Payment Blockage Period is in existence, neither any Guarantor nor any other Person on any Guarantor's behalf shall (x) make any payment of any kind or character with respect to any Guarantee Obligations or (y) acquire any of the Securities for cash or property or otherwise.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

12.3 GUARANTEE OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF ALL GUARANTOR SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF SUCH GUARANTOR.

         (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person


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

making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

         (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 12.3(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

         (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor hereunder in accordance with Article V.

12.4     PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

                  Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual


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

knowledge by the Trustee that a given payment would be prohibited by Section
12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of
Section 12.2(b) or in Section 12.7 or in the last sentence of this Section 12.4 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.2 and/or 12.3 (and such respective payments) shall otherwise be subject to the provisions of Section 12.2 and
Section 12.3). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

12.5 HOLDERS OF GUARANTEE OBLIGATIONS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF GUARANTOR SENIOR DEBT.

                  Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of Guarantee Obligations of any Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

12.6     OBLIGATIONS OF GUARANTORS UNCONDITIONAL.

                  Nothing contained in this Article XII or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

12.7     NOTICE TO TRUSTEE.

                  Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article XII, although any delay or


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failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
12.7 to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative therefor).

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

12.8     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

                  Upon any payment or distribution of assets of a Guarantor referred to in this Article XII, the Trustee, subject to the provisions of
Article VII, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

12.9     TRUSTEE'S RELATION TO GUARANTOR SENIOR DEBT.

                  The Trustee and any agent of a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Guarantor


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Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

12.10 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF GUARANTORS OR HOLDERS OF GUARANTOR SENIOR DEBT.

                  No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

12.11 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF GUARANTEE OBLIGATIONS.

                  Each Holder of Guarantee Obligations by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this
Article XII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized


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

to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

12.12    THIS ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of or interest on the Guarantees by reason of any provision of this Article XII will not be construed as preventing the occurrence of an Event of Default.

12.13    TRUSTEE'S COMPENSATION NOT PREJUDICED.

                  Nothing in this Article XII will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1     TIA CONTROLS.

                  Following qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

13.2     NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or a Guarantor:

                           Quality Distribution, Inc.
                           3802 Corporex Park Drive
                           Tampa, Florida  33619
                           Attention:  Chief Financial Officer
                           Telephone:  (813) 630-5826
                           Telecopy:  (813) 630-9567

                  with a copy to:

                           O'Sullivan LLP
                           30 Rockefeller Plaza, 27th Floor



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                           New York, New York  10112
                           Attention: Rosa A. Testani
                           Telephone:  (212) 408-2400
                           Telecopy:  (212) 218-6220

                  if to the Trustee:

                           The Bank of New York
                           5 Penn Plaza, 13th Floor
                           New York, New York  10001
                           Attention:  Corporate Trust Division
                           Telecopy:    (212) 896-7298

                  Each of the Company and the Trustee by written notice to each other such Person (and to each Representative of Designated Senior Debt known to it to be then outstanding) may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

13.3     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

13.4     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                           (1) an Officers' Certificate, in form and substance
                  satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel stating that, in the
                  opinion of such counsel, any and all such conditions precedent have been complied with.

13.5     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.8, shall include:

                           (1) a statement that the Person making such
                  certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such Person,
                  he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion
                  of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

13.6     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

13.7     LEGAL HOLIDAYS.

                  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

13.8     GOVERNING LAW.

                  THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees.


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

13.9     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.10    NO RECOURSE AGAINST OTHERS.

                  No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

13.11    SUCCESSORS.

                  All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

13.12    DUPLICATE ORIGINALS.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

13.13    SEVERABILITY.

                  In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                  ARTICLE XIV

                        COLLATERAL AND SECURITY DOCUMENTS

14.1     COLLATERAL AND SECURITY DOCUMENTS.

                  (a) In order to secure the due and punctual payment of the Securities, the Company has entered into the U.S. Security Agreement and the other Security Documents to create the Liens on the Collateral in accordance with the terms thereof. Subject to the provisions in the U.S. Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Securities in the Collateral shall be subordinate to the rights and remedies of the holders of secured Senior Debt and secured Guarantor Senior Debt in accordance with the terms of the U.S. Security Agreement and the other Security Documents.

         (b) Each Holder of a Security, by accepting such Security, agrees to all of the terms and provisions of the U.S. Security Agreement and the other Security Documents.

         (c) Neither the Company nor any of the Guarantors shall intentionally grant a Lien on any of its Collateral to the Collateral Agent under the Security Documents for the benefit of the lenders under the Credit Agreement unless a Lien is created in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Securities) with respect to such property or assets.

14.2     APPLICATION OF PROCEEDS OF COLLATERAL.

         Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the U.S. Security Agreement.

14.3     POSSESSION, USE AND RELEASE OF COLLATERAL.

         (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Securities and the Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

         (b) Each Holder of a Security, by accepting such Security, acknowledges that the Security Documents shall provide that so long as the Credit Agreement is in effect, the lenders under the Credit Agreement shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral. Subject to the terms of the Security Documents, if at any time or from time to time Collateral which also secures the Senior Debt or Guarantor Senior Debt evidenced by the Credit Agreement and/or the interest rate protection and other hedging agreements permitted thereunder is released or otherwise disposed of pursuant to the terms of the Credit Agreement and/or the interest rate protection and other hedging agreements permitted thereunder, as applicable, such Collateral securing the Securities and the Guarantees shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder are repaid in full, the Collateral securing the Securities and the Guarantees shall not be released except to the extent it was disposed of in order to repay obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder until such Event of Default shall have been cured or otherwise waived.

         (c) At such time as (i) the obligations under the Credit Agreement and all interest rate protection and other hedging agreements permitted thereunder have been paid in full in cash or Cash Equivalents, and all commitments and letters of credit thereunder have been terminated, and all interest rate protection and other hedging agreements permitted under the Credit Agreement have been terminated or (ii) the lenders under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder have released their Liens on all of the Collateral, the Liens on the Collateral securing the Securities and the Guarantees shall also be automatically released; provided, however, that (x) in the case of clause (i) of this sentence, if an Event of Default under this Indenture exists when the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder are repaid in full or terminated in accordance with the terms thereof, the Collateral securing the Securities and the Guarantees shall not be released except to the extent it was disposed of in order to repay obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder and (y) in the case of clause (ii) of this sentence, if the Credit Agreement is thereafter secured by assets that would constitute Collateral, the Securities and the Guarantees shall then be secured by a Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently enters into a new Credit Agreement which is secured by all or substantially all of the assets of the Company and the Guarantors (of the type constituting Collateral) then the Securities shall be secured at such time by the collateral securing such new Credit Agreement (other than the Excluded Collateral) to the same extent (in all material respects) and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral.

         (d) Notwithstanding the provisions set forth in this Section 14.3, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

14.4     OPINION OF COUNSEL.

                  Following qualification of this Indenture under the TIA, the Company shall deliver to the Trustee, so long as such delivery is required by
Section 314(b) of the TIA, at least annually, within 30 days of May 1 of each year (commencing with the year ending December 31, 2003), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of the Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

14.5     ADDITIONAL COLLATERAL.

         If at any time and from time to time after the Non-Senior Subordinated Secured Notes Obligation Termination Date (as defined in the U.S. Security Agreement) and during the continuance of an Event of Default (such Event of Default being in existence at the time of the Non-Senior Subordinated Secured Notes Obligation Termination Date), the Company or any other Guarantor acquires additional Collateral which is not subject to a Security Interest under the Security Documents at such time, then the Company or such Guarantor, as applicable, shall grant to the Collateral Agent a Security Interest in such additional Collateral to the same extent that the Company or such Guarantor would otherwise have been required to so grant a Security Interest in such additional Collateral pursuant to the provisions of the Credit Agreement as in effect on the Non-Senior Subordinated Secured Notes Obligation Termination Date (without giving effect to the termination thereof), such provisions being incorporated herein by reference mutatis mutandis. The Company and any such Guarantor shall deliver to the Trustee each of the documents, instruments, opinions and consents as it may be required to deliver to the Collateral Agent with respect to such additional Collateral.

14.6     TRUST INDENTURE ACT REQUIREMENTS.

                  The release of any Collateral pursuant to Article V, XI, XIV or XV, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as the Credit Agreement is in effect, the Company and the Guarantors shall cause TIA Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be disregarded to the maximum extent permitted by law.

14.7     SUITS TO PROTECT THE COLLATERAL.

                  Subject to the provisions of the Security Documents, from and after the Non-Senior Subordinated Secured Notes Obligation Termination Date, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Securities).

14.8     PURCHASER PROTECTED.

                  In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article XIV, be under obligation to ascertain or inquire into the authority of the Company or any other Guarantor, as applicable, to make any such sale or other transfer.

14.9     POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

                  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIV upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article XIV.

14.10    RELEASE UPON TERMINATION OF COMPANY'S OBLIGATIONS.

                  In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Securities.

                                   ARTICLE XV

                           APPLICATION OF TRUST MONEYS

15.1     "TRUST MONEYS" DEFINED.

                  The provisions of this Article XV shall apply only after the Non-Senior Subordinated Secured Notes Obligation Termination Date and during the continuance of an Event of Default (such default being in existence at the time of the Non-Senior Subordinated Secured Notes Obligation Termination Date) and at such times as the Collateral Agent otherwise (for the benefit of itself and the Holders of the Securities) maintains a Lien on any of the Collateral (for the benefit of the Holders and the Trustee hereunder) pursuant to the terms of the U.S. Security Agreement.

                  All cash and Cash Equivalents of the Company and its Restricted Subsidiaries received by the Trustee, as the case may be, in accordance with the terms of this Indenture and the Security Documents shall constitute "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Article III or VIII. All Trust Moneys shall be held by or delivered to the Trustee, for its benefit and the benefit of the Holders of Securities as a part of the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 15.2 through 15.6, inclusive, and the U.S. Security Agreement.

                  On the Non-Senior Subordinated Secured Notes Obligation Termination Date there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices located in New York. All Trust Moneys that are received by the Trustee shall be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article XV.

15.2     RETIREMENT OF SECURITIES.

                  The Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, when due or to the redemption or purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer under Section 4.15 or a Net Proceeds Offer under Section 4.16, or as the Company shall request in writing, upon receipt by the Trustee of the following:

         (a) Board Resolutions of the Company directing the application pursuant to this Section 15.2 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

         (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose; and

         (c) an Officers' Certificate of the Company, dated not more than five Business Days prior to the date of the relevant application, stating that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph (b) of this
Section 15.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

                  A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 15.2 to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to paragraph (b) of this Section 15.2 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

15.3     POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT.

                  The Company or any Guarantor, as applicable, while in possession of Collateral, may do any of the things not expressly provided for in this Indenture if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such holders, shall consent to such action. This Section 15.3 shall not apply, however, during the continuance of an Event of Default of the type specified in
Section 6.1(a) or (b).

15.4 POWERS EXERCISABLE BY RECEIVER.

                  In case the Collateral shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XV conferred upon the Company and any Guarantor, as applicable, with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XV.

15.5     DISPOSITION OF SECURITIES RETIRED.

                  All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article XV, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by the Company. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

15.6     INVESTMENT OF TRUST MONEYS.

                  All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Such Cash Equivalents shall be held by the Trustee, as the case may be, as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 15.6.

                                    * * * * *

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                    TRUSTEE:

                                    THE BANK OF NEW YORK



                                    By:/s/ Sirojni L. Dindial
                                       -----------------------------------
                                    Title:  Assistant Vice President

                                    ISSUER:

                                    QUALITY DISTRIBUTION, LLC



                                    By:/s/ Thomas L. Finkbiner
                                       ------------------------------------
                                       Title:  President and Chief
                                               Executive Officer

                                   GUARANTORS:

                                   AMERICAN TRANSINSURANCE GROUP, INC.
                                   CAPACITY MANAGEMENT SYSTEMS, INC.
                                   CHEMICAL LEAMAN CORPORATION
                                   CHEMICAL LEAMAN TANK LINES, INC.
                                   CHEMICAL PROPERTIES, INC.
                                   CLM, INC.
                                   CLT SERVICES, INC.
                                   ENVIROPOWER, INC.
                                   FLEET TRANSPORT COMPANY, INC.
                                   LAKESHORE LEASING, INC.
                                   LLI, INC.
                                   MEXICO INVESTMENTS, INC.
                                   PICKERING WAY FUNDING CORP.
                                   POWER PURCHASING, INC.
                                   QUALITY CARRIERS, INC.
                                   QSI SERVICES, INC.


                                   By:/s/ Thomas L. Finkbiner
                                      ---------------------------------
                                   Title:  President

                                   QUALA SYSTEMS, INC.
                                   TRANSPLASTICS, INC.


                                   By:/s/ Dennis Farnsworth
                                      ---------------------------------
                                   Title:  Vice President/Treasurer

                                   CLTL OF NEVADA
                                   M T L OF NEVADA


                                   By: /s/ Leo Massey
                                      ---------------------------------
                                   Title:  President

                                                                       EXHIBIT A



                             [FORM OF INITIAL NOTE]

                               [FACE OF SECURITY]

                            QUALITY DISTRIBUTION, LLC

                12-1/2% Senior Subordinated Secured Note due 2008

CUSIP No. 74756R AA 9   $____________
No.

                  QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of $[ ] Dollars, on June 15, 2008.

                  Interest Payment Dates: June 15 and December 15, commencing June 15, 2002.

                  Record Dates: June 1 and December 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        Dated:

                                        QUALITY DISTRIBUTION, LLC


                                        By:
                                           ---------------------------
                                            Name:
                                            Title:

                                        By:
                                           ----------------------------
                                            Name:
                                            Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 12-1/2% Senior Subordinated Secured Notes due 2008 described in the within-mentioned Indenture.

Dated:

                                      The Bank of New York, as Trustee


                                      By:
                                         ----------------------------------
                                          Authorized Signatory

                             [FORM OF INITIAL NOTE]

                              [REVERSE OF SECURITY]

                            QUALITY DISTRIBUTION, LLC

                12-1/2% Senior Subordinated Secured Note due 2008

1.       Interest.

         QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 2002. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 30, 2002. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest that is payable in cash in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will bear interest at a rate of 12-1/2% per annum, of which 7-1/4% per annum shall be paid in U.S. Legal Tender, and 5-1/4% per annum shall be paid solely through the issuance of additional securities, whether or not physically issued (the "Additional Securities"); provided, however, that during any period (i) when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0, then that portion of the interest rate payable on the Securities in U.S. Legal Tender for such period shall be 9 7/8% per annum and that portion of the interest rate payable on the Securities in Additional Securities for such period shall be 2 5/8% per annum or (ii) when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than
3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 2.5 to 1.0, then that portion of the interest rate payable on the Securities in U.S. Legal Tender for such period shall be 12-1/2% per annum and that portion of the interest rate payable on the Securities in Additional Securities for such period shall be zero; provided further, however, that in connection with any redemption or repurchase of the Securities as permitted or required by this Indenture and upon acceleration of payment of the Securities, all accrued and unpaid interest thereon shall be payable solely in cash. Such Additional Securities shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Security on such Interest Payment Date (less all cash payments, if any, made in respect of interest payable on such Interest Payment Date) and such Additional Securities shall be identical to the Securities otherwise issued. Except as expressly provided herein, the term "Securities" shall include all Additional Securities that may be issued pursuant to this paragraph.

         With respect to the determination of both the Total Leverage Ratio and the Senior Leverage Ratio, at least 10 days prior to any Interest Payment Date the Company shall deliver to The Bank of New York, as trustee (the "Trustee"), an officers' certificate setting forth such Total Leverage Ratio and such Senior Leverage Ratio, each measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date.

         The Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, The Bank of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of May 30, 2002 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Initial Notes of the Company designated as its 12-1/2% Senior Subordinated Secured Notes due 2008 (the "Securities" or the "Initial Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company unlimited in amount, of which an aggregate principal amount of $54,535,000 is being issued on the Issue Date.

5.       Subordination.

         All Obligations on, or relating to, the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Agreement). Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.       Optional Redemption.

         The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                         Percentage

2001....................................................     106.25%
2002....................................................     104.17%
2003....................................................     102.08%
2004 and thereafter.....................................     100.00%

7.       Mandatory Redemption.

         The Company shall redeem, at any time after the fifth anniversary of the Issue Date (provided that no default or event of default has occurred and is continuing under the Credit Agreement or would result therefrom), that portion of each of the Securities as is sufficient to prevent the Securities from having been issued with "significant original issue discount" as that term is defined in Section 163(i) of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto. The Securities will be partially redeemed, on a pro rata basis, at a redemption price equal to 100% of the principal amount of that portion of the Securities required to be redeemed.

8.       Notice of Redemption.

         Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

         If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.       Guarantees; Security.

         The Guarantors have, subject to certain limitations, jointly and severally guaranteed the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture (the "Guarantees"). All Guarantee Obligations on, or relating to, the Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Guaranteed Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Agreement).

         The Company's Obligations under the Securities and the Guarantors' Obligations under the Guarantees are secured by a Lien on the Collateral pursuant to the terms of the Security Documents. The actions of the Trustee and the Holders of the Securities secured by such Lien and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents.

10.      Change of Control Offer.

         Upon the occurrence of a Change of Control, the Company will be required, subject to the terms and conditions set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

11.      Limitation on Asset Sales.

         The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100.0% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

12.      Registration Rights.

         Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 12-1/2% Senior Subordinated Secured Notes due 2008 (the "Exchange Notes"), which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

13.      Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

14.      Persons Deemed Owners.

         The registered Holder of a Security shall be treated as the owner of it for all purposes.

15.      Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

16.      Discharge Prior to Redemption or Maturity.

         The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities, the Guarantees and the Security Documents except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities, the Guarantees and the Security Documents, in each case upon satisfaction of certain conditions specified in the Indenture.

17.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

18.      Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to release the Collateral. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

19.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

20.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.     No Recourse Against Others.

         No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

22.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

23.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

24.      Governing Law.

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

25.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

26.      Indenture.

         Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: Quality Distribution, LLC (c/o Quality Distribution, Inc.), 3802 Corporex Park Drive, Tampa, Florida 33619,
Attn: General Counsel.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)
______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________ Signed: _______________________________________
                                            (Sign exactly as name
                                             appears on the other
                                             side of this Security)

Signature Guarantee: ______________________________________________________
                           Participant in a recognized Signature
                           Guarantee Medallion Program (or other
                           signature guarantor program reasonably
                           acceptable to the Trustee)

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

(1)__    to the Company or a Subsidiary thereof; or

(2)__    pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3)__ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)__ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)__    pursuant to an effective registration statement under the Securities
         Act; or

(7)__ pursuant to another available exemption from the registration requirements of the Securities Act; and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [_] The transferee is an Affiliate of the Company.

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: __________________  Signed: _________________________________________
                               (Sign exactly as name appears on the other side
                                of this Security)
Signature Guarantee: __________________________________________________________
                      TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                ______________________________________
                                         NOTICE:   To be executed by an
                                                   executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15  [ ]      Section 4.16  [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________  Signed: _______________________________________
                                (Sign exactly as name appears on the other
                                 side of this Security)
Signature Guarantee: ______________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                               [FACE OF SECURITY]

                            QUALITY DISTRIBUTION, LLC

                12-1/2% Senior Subordinated Secured Note due 2008

CUSIP No.                                                          $____________
No.

                  QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of $[ ] Dollars, on June 15, 2008.

                  Interest Payment Dates: June 15 and December 15, commencing June 15, 2002.

                  Record Dates: June 1 and December 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                          Dated:

                                          QUALITY DISTRIBUTION, LLC


                                          By:
                                             --------------------------------
                                              Name:
                                              Title:

                                          By:
                                             --------------------------------
                                              Name:
                                              Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 12-1/2% Senior Subordinated Secured Notes due 2008 described in the within-mentioned Indenture.

Dated:

                                             The Bank of New York, as Trustee


                                             By:
                                                -------------------------------
                                                 Authorized Signatory

                             [FORM OF EXCHANGE NOTE]

                              [REVERSE OF SECURITY]

                            QUALITY DISTRIBUTION, LLC

                12-1/2% Senior Subordinated Secured Note due 2008

1.       Interest.

         QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 2002. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 30, 2002. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest that is payable in cash in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will bear interest at a rate of 12-1/2% per annum, of which 7-1/4% per annum shall be paid in U.S. Legal Tender, and 5-1/4% per annum shall be paid solely through the issuance of additional securities, whether or not physically issued (the "Additional Securities"); provided, however, that during any period
(i) when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0, then that portion of the interest rate payable on the Securities in U.S. Legal Tender for such period shall be 9-7/8% per annum and that portion of the interest rate payable on the Securities in Additional Securities for such period shall be 2-5/8% per annum or (ii) when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date) is less than 2.5 to

1.0, then that portion of the interest rate payable on the Securities in U.S. Legal Tender for such period shall be 12-1/2% per annum and that portion of the interest rate payable on the Securities in Additional Securities for such period shall be zero; provided further, however, that in connection with any redemption or repurchase of the Securities as permitted or required by this Indenture and upon acceleration of payment of the Securities, all accrued and unpaid interest thereon shall be payable solely in cash. Such Additional Securities shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Security on such Interest Payment Date (less all cash payments, if any, made in respect of interest payable on such Interest Payment Date) and such Additional Securities shall be identical to the Securities otherwise issued. Except as expressly provided herein, the term "Securities" shall include all Additional Securities that may be issued pursuant to this paragraph.

         With respect to the determination of both the Total Leverage Ratio and the Senior Leverage Ratio, at least 10 days prior to any Interest Payment Date the Company shall deliver to The Bank of New York, as trustee (the "Trustee") an Officers' Certificate setting forth such Total Leverage Ratio and such Senior Leverage Ratio, each measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding Interest Payment Date.

         The Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's address on record with the Registrar.

3.       Paying Agent and Registrar.

         Initially, The Bank of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of May 30, 2002 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Exchange Notes of the Company designated as its 12-1/2% Senior Subordinated Secured Notes due 2008 (the "Securities" or the "Exchange Notes"). The Exchange Notes and the Initial Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company unlimited in amount, of which an aggregate principal amount of $54,535,000 was issued on the Issue Date.

5.       Subordination.

         All Obligations on, or relating to, the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Agreement). Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.       Optional Redemption.

         The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                         Percentage

2001 ...................................................     106.25%
2002 ...................................................     104.17%
2003 ...................................................     102.08%
2004 and thereafter ....................................     100.00%

7.       Mandatory Redemption.

         The Company shall redeem, at any time after the fifth anniversary of the Issue Date (provided that no default or event of default has occurred and is continuing under the Credit Agreement or would result therefrom), that portion of each of the Securities as is sufficient to prevent the Securities from having been issued with "significant original issue discount" as that term is defined in Section 163(i) of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto. The Securities will be partially redeemed, on a pro rata basis, at a redemption price equal to 100% of the principal amount of that portion of the Securities required to be redeemed.

8.       Notice of Redemption.

         Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

         If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.       Guarantees; Security.

         The Guarantors have, subject to certain limitations, jointly and severally guaranteed the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture (the "Guarantees"). All Guarantee Obligations on, or relating to, the Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Guaranteed Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Agreement).

         The Company's Obligations under the Securities and the Guarantors' Obligations under the Guarantees are secured by a Lien on the Collateral pursuant to the terms of the Security Documents. The actions of the Trustee and the Holders of the Securities secured by such Lien and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents.

10.      Change of Control Offer.

         Upon the occurrence of a Change of Control, the Company will be required, subject to the terms and conditions set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

11.      Limitation on Asset Sales.

         The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100.0% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

12.      Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13.      Persons Deemed Owners.

         The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.      Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.      Discharge Prior to Redemption or Maturity.

         The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities, the Guarantees and the Security Documents except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities, the Guarantees and the Security Documents, in each case upon satisfaction of certain conditions specified in the Indenture.

16.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.      Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to release the Collateral. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.      No Recourse Against Others.

         No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

23.      Governing Law.

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

24.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.      Indenture.

         Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: Quality Distribution, LLC (c/o Quality Distribution, Inc.), 3802 Corporex Park Drive, Tampa, Florida 33619,
Attn: General Counsel.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

__________________________________________________________________________

__________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)
__________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________  Signed: _______________________________________
                                 (Sign exactly as name appears on the other
                                  side of this Security)
Signature Guarantee: ______________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15   [ ]   Section 4.16   [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________  Signed: _______________________________________
                               (Sign exactly as name appears on the other side of this Security)
Signature Guarantee: ______________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XI of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 30, 2002, among Quality Distribution, LLC, a Delaware limited liability company, as issuer (the "Company"), the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), as it may be amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:

                                     AMERICAN TRANSINSURANCE GROUP, INC.,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CAPACITY MANAGEMENT SYSTEMS, INC.,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CHEMICAL LEAMAN CORPORATION,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CHEMICAL LEAMAN TANK LINES, INC.,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CHEMICAL PROPERTIES, INC. ,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CLM, INC., as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:


                                     CLTL OF NEVADA, as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     CLT SERVICES, INC., as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     ENVIROPOWER, INC., as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     FLEET TRANSPORT COMPANY, INC.,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     LAKESHORE LEASING, INC.,
                                     as Guarantor


                                     By:
                                        --------------------------------
                                          Name:
                                          Title:

                                     LLI, INC, as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     MEXICO INVESTMENTS, INC,
                                     as Guarantor

                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     MTL OF NEVADA, as Guarantor

                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     PICKERING WAY FUNDING CORP.,
                                     as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     POWER PURCHASING, INC.,
                                     as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     QUALA SYSTEMS, INC., as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     QUALITY CARRIERS, INC., as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     QSI SERVICES, INC., as Guarantor


                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     TRANSPLASTICS, INC., as Guarantor


                                     By:
                                           --------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                                                                        [ ], [ ]

Attention:

               Re: QUALITY DISTRIBUTION, LLC 12-1/2% Senior Subordinated Secured Notes due 2008 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed purchase of 12-1/2% Senior Subordinated Secured Notes due 2008 of Quality Distribution, LLC (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum and Consent Solicitation Statement (the "Offering Memorandum"), dated April 10, 2002, as amended by Supplement No. 1 thereto, dated May 10, 2002, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) - (iii) of the Offering Memorandum and in the section entitled "Notice to Investors" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries,
(ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       By: ________________________________
                                           Name:
                                           Title:

                                                                       Exhibit E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              [          ], [  ]

Attention:

               Re: QUALITY DISTRIBUTION, LLC (the "Company") 12-1/2% Senior Subordinated Secured Notes due 2008 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]


                                      By: ______________________________
                                      Authorized Signature





                                      E-2